As filed with the Securities and Exchange Commission April  14, 2015
Registration File No. 333-201592

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

R M DIVERSIFIED, INC.
 (Exact Name of Small Business Issuer in its Charter)

Nevada	1540	47-2506477
(State or other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

R M DIVERSIFIED, INC.
1425 W. 7th Street
Los Angeles California 90017
Phone:  (213) 413-0674           brianrugley@sbcglobal.net

 (Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Paracorp Incorporated
318 North Carson Street, Suite 208
Carson City, Nevada 89032
Phone: (775) 883-0104    mcalkins@parasec.com

(Name, Address and Telephone Number of Agent for Service)

Copies of communications to:
Dennis Brovarone, Esq.
35 Pinyon Pine Road
Littleton, Colorado 80127
Voice:  (303) 466-4092      E-Mail: dbrovarone@aol.com

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective. If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration Statement number of the earlier effective registration statement for the same offering.        ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.       ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.      ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)

Common Stock, $0.001 par value	8,000,000	$0.01	$80,000		$9.30
				$
TOTAL	8,000,000		80,000		$9.30

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT ALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and May be changed. These securities May not be sold until the registration statement filed with the U.S. Securities and Exchange Commission (“SEC”) is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to completion, dated April 14, 2015

PROSPECTUS
R M DIVERSIFIED, INC .

8,000,000 SHARES OF COMMON STOCK AT $0. 01 PER SHARE

Prior to this registration, there has been no public trading market for the common stock of R M Diversified, Inc. ("RMD", the "Company", "us", "we", "our") and it is not presently traded on any market or securities exchange. We are offering up to 8,000,000 shares of common stock for sale by us to the public.

 We are offering for sale a minimum of 2,000,000 and a maximum of 8,000,000 shares of common stock at a price of $0. 01 per share). The offering is being conducted on best effort basis by our officer and director .  We will not be able to spend any of the proceeds unless a minimum of 2,000,000 shares are sold. This offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold. Proceeds from the sale of the Primary Offering shares will be used to fund the initial stages of our business development. There have been no arrangements to place the offering funds in escrow. We intend to open a standard, non-interest bearing, bank account to be used only for the deposit of funds received from the sale of the shares in this Primary Offering. When at least 2,000,000 shares of the offering are sold and the offering has expired the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the offering, the funds will be returned to the investors within 3 business days, without interest or deduction.

There can be no assurance that all or any shares being offered in this ffering are going to be sold and that we will be able to raise any funds from this Offering.

Shares Offered by Company	Price to Public	Commissions	Net Proceeds
Per Share	$0. 01	0	$0.001
Minimum (2,000,000 shares)	$20,000	0	$10,000
Maximum (8,000,000 shares)	$80,000		$70,000

Offering expenses are estimated at $10,000.

THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT.  SEE “RISK FACTORS”.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus is ____ 2015.

AVAILABLE INFORMATION

We have not previously been subject to the reporting requirements of the Securities and Exchange Commission.  We have filed with the Commission a Registration Statement on Form S-1 under the Securities Act with respect to the shares offered hereby.  This prospectus does not contain all of the information set forth in the Registration Statement and the Exhibits and Schedules thereto.  For further information with respect to our Securities and to us you should review the Registration Statement and the Exhibits and Schedules thereto.

You can inspect the Registration Statement and the Exhibits and Schedules thereto filed with the Commission, without charge, in our files in the Commission’s public reference room at 100 F Street N.E., Room 1580, Washington, D.C.20459.  You can also obtain copies of these materials at prescribed rates.  You can obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.  The Commission maintains a web site on the internet that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Commission at http://www.sec.gov

REPORTS TO SECURITY HOLDER

As a result of the Registration Statement we are subject to the reporting requirements of the Federal Securities Law, and are required to file periodic reports and other information with the SEC.  We will furnish our security holder with annual reports containing audited financial statements certified by independent public accountants following the end of each fiscal year and quarterly reports containing unaudited financial information for the first three quarters of each fiscal year following the end of such fiscal quarter.

 We intend to apply to have our common stock quoted on the OTC Markets (“OTCQB”). There can be no assurance that a market maker will agree to file the necessary documents with the Financial Industry Regulatory Authority to facilitate such quotation, nor can there be any assurance that such an application for quotation will be approved. We have agreed to bear the expenses relating to the registration of the shares of the Selling Security Holder.

The President of the company Bret Mosher is an “underwriter” within the meaning of the Securities Act of 1933, as amended with respect to all shares being offered hereby.

We are an “emerging growth company” under the Jumpstart Our Business Startups Act (“JOBS Act”) and are eligible for reduced public company reporting requirements.

This prospectus is not an offer to sell any securities other than the shares of common stock offered hereby. This prospectus is not an offer to sell securities in any circumstances in which such an offer is unlawful.

We have not authorized anyone, including any salesperson or broker, to give oral or written information about this offering, the Company, or the shares of common stock offered hereby that is different from the information included in this prospectus. You should not assume that the information in this prospectus, or any supplement to this prospectus, is accurate at any date other than the date indicated on the cover of this prospectus or any supplement to it.

TABLE OF CONTENTS

PROSPECTUS SUMMARY	2
THE OFFERING	4
SUMMARY OF FINANCIAL INFORMATION	5
RISK FACTORS	6
(A) RISKS RELATED TO OUR BUSINESS	6
(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES	11
(C) RISKS RELATED TO THE INDUSTRY	13
USE OF PROCEEDS	14
DILUTION	15
DETERMINATION OF OFFERING PRICE	17
PLAN OF DISTRIBUTION	19
DESCRIPTION OF BUSINESS	19
LEGAL PROCEEDINGS	23
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULT OF OPERATIONS	23
PLAN OF OPERATION	31
DIRECTORS EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS	32
REMUNERATION OF DIRECTORS AND OFFICER	33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	34
INTEREST OF NAMED EXPERTS AND COUNSEL	36
INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS	36
DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES	36
FINANCIAL STATEMENTS	F-1

PROSPECTUS SUMMARY
This summary highlights selected information contained elsewhere in this prospectus. This summary does not contain all the information that you should consider before investing in the common stock. You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “RMD” “Company,” “we,” “us” and “our” refer to R M Diversified, Inc..

Overview

We, R M Diversified, Inc. is a development stage company with a limited history of development stage operations.  We were incorporated in the State of Nevada on December 4, 2014.

R M Diversified, Inc., is engaged in the construction supervision and construction management for real estate construction. The Company’s services range from construction supervision and construction management for homebuilder, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the construction supervision and construction management for of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.
The Company is presently reviewing a project in Alpine Wyoming which is situated on approximately 11 acres on the east side of US Highway 26.  The property consists of 16 current electric meters for mobile home/RV plus 14 meters for the Alpine Inn cottages and main house and 2 commercial units.  All of these meters would be converted for use by newly graded mobile home/RV spaces upon demolition of exiting cottages and implementation of new landscape plan for the western portion of the property facing Highway 26.

The Company’s principle objective with respect to this offering is to become a public company so that it can increase its capital in order to expand its construction supervision and construction management operations. The Company has not entered into any construction contracts to date.  We are not a shell company and do not intend to merge with or sell the company to a private operating company in a reverse merger transaction.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. See “Plan of Operation”

Taking into account that our company is a new startup and is without an established income stream and/or profit and loss statement and has not yet entered into any construction contracts the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $150,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $150,000 needed for the operating plan the company needs approximately $10,000 for completing this public offering. Mr. Mosher our president and major shareholder entered into an agreement with the Company to fund operations until such time as the Company raises $150,000 for the operating plan and $10,000 for public company compliance expenses. .The agreement calls for six (6) percent interest for the loaned funds.

Our independent auditors have added an explanatory paragraph to their report of our audited financial statements for the period from December 4, 2014 (inception) to December 15, 2014, stating that our net loss of $835 Lack of revenues and dependence on our ability to raise additional capital to continue our business, raise substantial doubt about our ability to continue as a going concern. Our financial statements and their explanatory notes included as part of this prospectus do not include any adjustments that might result from the outcome of this uncertainty. There is no guarantee that we will be able to raise funds through equity security sales, debt instruments, and private financing. Currently, we have no agreements in place to raise money through debt instruments or private financing. If we fail to obtain additional financing, either through an offering of our securities or by obtaining loans, we may be forced to cease our planned business operations altogether. Presently, other than Mr. Mosher, no other sources of financing have been identified and it is unknown if any other sources will be identified. There is no assurance that the Company will be able to obtain any bank loans or private financing.

 Since our inception on December 4, 2014 through December 15, 2014, we have incurred cumulative losses of $835.

EMERGING GROWTH COMPANY

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups Act.

We shall continue to be deemed an emerging growth company until the earliest of:

a. The last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every five years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

b. The last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

c. The date on which such issuer has, during the previous three-year period, issued more than $1,000,000,000 in non-convertible debt; or

d. The date on which such issuer is deemed to be a `large accelerated filer', as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the "Securities Act") for complying with new or revised accounting standards. We have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to Section 107(b) of the Act.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a "large accelerated filer" as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

THE OFFERING

We have 10,000,000 shares of common stock issued and outstanding. Through this offering we will register up to 8,000,000 shares of common stock for sale by us to the public. The offering shares represent additional common stock to be issued by us. We will endeavor to sell all 8,000,000 shares of common stock after this registration becomes effective.

Securities Offered	A minimum of 2,000,000 and a maximum 8,000,000 of shares of common stock.

Offering price	$0.01 per share

Offering period
The offering will continue for the earlier of: (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, or (ii) the date on which all 8,000,000 shares registered hereunder have been sold.

Common stock outstanding before the offering	10,000,000 shares of common stock as of the date of this prospectus.

Common stock outstanding after the offering (if all 8,000,000 shares are hold)	18,000,000 shares of common stock.

Use of proceeds, Net Proceeds from sale of up to 8,000,000 shares
The net proceeds of $10,000 if the minimum offering is sold and $70,000 will be used for administration and general expenses, legal and accounting fees and working capital.  See USE of PROCEEDS for further information

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The Company has no equity compensation plans and individual compensation arrangements and does not intend to enter into any equity compensation plans and individual compensation arrangements in the future.

SUMMARY OF FINANCIAL INFORMATION

The following table provides summary financial statement data as of the period from December 4, 2014 (Inception) through December 15, 2014. The financial statement data as of the period ended December 15, 2014 has been derived from our audited financial statements. The results of operations for past accounting periods are not necessarily indicative of the results to be expected for any future accounting period. The data set forth below should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” our financial statements and the related notes included in this Prospectus, and the statements and related notes included in this Prospectus.

R M DIVERSIFIELD, INC.
(a development stage company)

December 4, 2014
(inception) to
December 15, 2014
Statement of Operations Data:	(Audited)
Revenues	$-
Operating expenses	$835
Net (loss)	$(835)
Per Share Data:
Net (loss)	$(835)
Number of shares outstanding	10,000,000
Basic and diluted loss per share	$(0.00
Weighted average shares outstanding	10,000,000
Balance Sheet Data:
Cash	$8,800
Total current assets	$9,900
Total current liabilities	$735
Total stockholders equity (deficit)	$9,900
Revenues	$-

RISK FACTORS

The shares of our common stock being offered are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose the entire amount invested in the common stock. Before purchasing any of the shares of common stock, you should carefully consider the following factors relating to our business and prospects. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock.

(A) RISKS RELATED TO OUR BUSINESS

WE HAVE RECEIVED AN OPINION OF GOING CONCERN FROM OUR AUDITORS. IF WE DO NOT RECEIVE ADDITIONAL FUNDING, WE WOULD HAVE TO CURTAIL OR CEASE DEVELOPMENT STAGE OPERATIONS. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

Our independent auditors noted in their report accompanying our financial statements for the period ended December 15, 2014 that we are a development stage company and has not commenced the planned operation, and incapable of generating sufficient cash flow which raises substantial doubt about our ability to continue as a going concern. As of December 15, 2014, we had a net loss of $ 835 and they further stated that the uncertainty related to these conditions raised substantial doubt about our ability to continue as a going concern. At December 15, 2014, our cash on hand was $8,800, are total assets are $9,900 consisting of cash and prepaid rent. We do not currently have sufficient capital resources to fund operations. To stay in business, we will need to raise additional capital through public or private sales of our securities, debt financing or short-term bank loans, or a combination of the foregoing. As of the date of this Prospectus, we have commenced business operations but have not yet generated any revenues.

We will need additional capital to fully implement our business, operating and development plans. However, additional funding from an alternate source or sources may not be available to us on favorable terms, if at all. To the extent that money is raised through the sale of our securities, the issuance of those securities could result in dilution to our existing security holder. If we raise money through debt financing or bank loans, we may be required to secure the financing with some or all of our business assets, which could be sold or retained by the creditor should we default in our payment obligations. If we fail to raise sufficient funds, we would have to curtail or cease operations.

THE COMPANY HAS A LIMITED DEVELOPMENT STAGE OPERATING HISTORY UPON WHICH TO BASE AN EVALUATION OF ITS BUSINESS AND PROSPECTS. WE MAY NOT BE SUCCESSFUL IN OUR EFFORTS TO GROW OUR BUSINESS AND TO EARN INCREASED REVENUES. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have a limited history from December 4, 2014 inception to December 15, 2014 of development stage operations in construction supervision and construction management and we may not be successful in our efforts to grow our business and to earn revenues. Our business and prospects must be considered in light of the risks, expenses and difficulties frequently encountered by companies in their early stage of development. As a result, management may be unable to adjust its spending in a timely manner to compensate for any unexpected revenue shortfall. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

If we cannot generate sufficient revenues to operate profitably, we may suspend or cease operations.

 Our ability to achieve and maintain profitability and positive cash flows is dependent upon:

•	Our ability to attract customers who will pay for our construction supervision and construction management services .
•	Attain customer loyalty in light of competition.
•	Maintain current strategic relationships and develop new strategic relationships in the building industry.
•	Increase awareness of our brand name and develop an effective business plan.
•	Attract, retain and motivate qualified personnel who can successfully assist us in implementing our business plan.
•	Maintain current strategic relationships and develop new strategic relationships.
•	Our ability to reduce operating costs.
•	Our ability to build and to update our website.

Based upon current plans, we expect to incur operating losses in future periods until revenues are sufficient to fund operations. Failure to generate enough revenues for us to become profitable may cause us to suspend or cease activities.

WE HAVE A HISTORY OF LOSSES. FUTURE LOSSES AND NEGATIVE CASH FLOW MAY LIMIT OR DELAY OUR ABILITY TO BECOME PROFITABLE. IT IS POSSIBLE THAT WE MAY NEVER ACHIEVE PROFITABILITY. AN INVESTMENT IN OUR SECURITIES REPRESENTS SIGNIFICANT RISK AND YOU MAY LOSE ALL OR PART OF YOUR ENTIRE INVESTMENT.

We have yet to establish profitable development stage operations or a history of profitable development stage operations. We anticipate that we will continue to incur substantial development stage operating losses for an indefinite period of time due to the significant costs associated with the development of our business.

Since incorporation, we have expended financial resources on the development of our business. As a result, losses have been incurred since incorporation. Management expects to experience development stage operating losses and negative cash flow for the foreseeable future. Management anticipates that losses will continue to increase from current levels because the Company expects to incur additional costs and expenses related to: marketing and promotional activities; the possible addition of new personnel; and the development of relationships with strategic business partners.

The Company’s ability to become profitable depends on its ability to be hired to perform construction work to new clients. If the Company does achieve profitability, it cannot be certain that it would be able to sustain or increase profitability on a quarterly or annual basis in the future. An investment in our securities represents significant risk and you may lose all or part of your entire investment.

 IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUR BUSINESS WILL FAIL.

We will need to obtain additional financing in order to complete our business plan because we currently do not have any income. We do not have any arrangements for outside financing, other than with Mr. Mosher and this offering. We may not be able to find such financing if required.

Mr. Mosher our president and major shareholder entered into an agreement with the Company to fund operations until such time as the Company raises $150,000 for the operating plan and $10,000 for public company compliance expenses. .The agreement calls for six (6) percent interest for the loaned funds.

Obtaining additional financing would be subject to a number of factors, including investor acceptance. These factors may adversely affect the timing, amount, terms, or conditions of any financing that we may obtain or make any additional financing unavailable to us. If we do not obtain additional financing our business will fail.

WE HAVE NO CONTRACTS TO PROVIDE CONSTRUCTION SUPERVISION AND CONSTRUCTION MANAGEMENT FOR ANY AIRPLANE OWNER COMMUNITIES, (WHICH ARE AIRPLANE-RESTRICTED OR AIRPLANE-TARGETED) TO INDIVIDUALS OR COMPANIES THAT OWN AIRPLANES AT THIS TIME AND WE CANNOT GUARANTEE WE WILL EVER HAVE ANY. EVEN IF WE HAVE CONTRACTS TO PROVIDE CONSTRUCTION SUPERVISION AND CONSTRUCTION MANAGEMENT TO AIRPLANE OWNER COMMUNITIES, THERE IS NO ASSURANCE THAT WE WILL MAKE A PROFIT.
We have no clients offering to hire us to provide construction supervision and construction management for any airplane owner communities at this time. We cannot guarantee we ever will have any clients offering to hire us to provide construction supervision and construction management for any airplane owner communities. Even if we locate clients offering to hire us to develop or construct any airplane owner communities, there is no guarantee that we will be able to generate enough business to operate profitably. If we are not able to operate profitably we may have to suspend or cease operations.

However, it is estimated that the amount of additional costs and expenses associated with public company reporting requirements will be approximately $10,000. It is also estimated that the amount of additional costs and expenses associated with newly applicable corporate governance requirements will be approximately $5,000.

BECAUSE WE ARE A DEVELOPING COMPANY AND HAVE LITTLE CAPITAL, WE MUST LIMIT THE MARKETING OF OUR SERVICES TO POTENTIAL DEVELOPORERS, INDIVIDUALS AND/OR BUSINESSES. AS A RESULT, WE MAY NOT BE ABLE TO ATTRACT ENOUGH CLIENTS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE MAY HAVE TO SUSPEND OR CEASE OPERATIONS.

Because we are a developing company and do not have much capital, we must limit marketing of our supervision and construction management construction services. The company’s services will offered via direct marketing and our website is how we will initially locate potential clients. Because we will be limiting our marketing activities, we may not be able to attract clients to purchase our services.

BECAUSE OF LACK OF CAPITAL OUR MARKETING ACTIVITIES WILL BE LIMITED.

Due to the fact we are small and do not have much capital, we must limit our marketing activities to a relatively small number of potential clients having the likelihood of using our services. We intend to generate revenue by performing on future construction supervision and construction management contracts. Because we will be limiting the scope of our marketing activities, we may not be able to generate timely or sufficient sales to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations. The Company’s financing requirements for next twelve month are the following.

•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$10,000 for software and hardware to develop an internet site,
•	$10,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs
•	$55,000 software programs for construction management, small tools
•	$60,000 for program administration and working capital
•	In addition to the $150,000 needed for the operating plan, the Company will need approximately $10,000 for auditing, legal and other public company compliance expenses.

Our future capital requirements depend on many factors, including the following:

•	the progress of marketing our services to developers and homeowners,
•	The progress in getting our web site completed and operational.
•	the progress of obtaining construction contracts

Although we have from time to time reviewed opportunities provided to us by investment bankers or potential investors in regard to additional equity financings, there can be no assurance that additional financing will be available when needed, or if available, will be available on acceptable terms. The Company also does not have any agreement in place with any investment bankers or potential investors to provide the Company with any financing. Insufficient funds may prevent us from implementing our business strategy and will require us to further delay, scale back or eliminate our marketing program, or to scale back or eliminate our other operations.

In order to obtain working capital we will continue to seek capital through debt or equity financing which may include the issuance of convertible debentures or convertible preferred stock whose rights and preferences are superior to those of the common stockholders.

BECAUSE OUR OFFICERS AND DIRECTORS WILL ONLY BE DEVOTING LIMITED TIME TO OUR COMPANY, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING NEW CUSTOMERS, AND OR BUSINESSES, AND RESULT IN A LACK OF REVENUES THAT MAY CAUSE US TO SUSPEND OR CEASE OPERATIONS.

At this time we have commenced business operations but have not generated any revenues. Our president and director, Bret Mosher, will only be devoting limited time to our operations. Mr. Mosher will be devoting approximately 30 hours per week of his time to our operations. Our second director and officer Mr. Rugley will be devoting approximately 8 hours per week of his time to our operations.

Because our two officers and directors will only be devoting limited time to our Company, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR CURRENT BUSINESS DEVELOPMENT STAGE OPERATIONS RELY HEAVILY UPON OUR KEY EMPLOYEE AND FOUNDER, MR. BRET MOSHER.

We have been heavily dependent upon the expertise and management of Mr. Bret Mosher, our Chief Executive Officer and President, and our future performance will depend upon her continued services. The loss of the services of Mr. Mosher’s services could seriously interrupt our business operations, and could have a very negative impact on our ability to fulfill our business plan and to carry out our existing development stage operations. The Company currently does not maintain key man life insurance on this individual. There can be no assurance that a suitable replacement could be found for her upon retirement, resignation, inability to act on our behalf, or death.

THE LIMITED PUBLIC COMPANY EXPERIENCE OF OUR CHIEF EXECUTIVE OFFICER COULD ADVERSELY IMPACT OUR ABILITY TO COMPLY WITH THE REPORTING REQUIREMENTS OF U.S. SECURITIES LAWS.

Our chief executive officer has limited public company experience, which could impair our ability to comply with legal and regulatory requirements such as those imposed by Sarbanes-Oxley Act of 2002. Our senior management has never had sole responsibility for managing a publicly traded company. Such responsibilities include complying with federal securities laws and making required disclosures on a timely basis. Our chief executive officer may not be able to implement programs and policies in an effective and timely manner that adequately respond to such increased legal, regulatory compliance and reporting requirements, including the establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy in which event you could lose your entire investment in our company.

A PERMANENT LOSS OF DATA OR A PERMANENT LOSS OF SERVICE ON THE INTERNET WILL HAVE AN ADVERSE AFFECT ON OUR OPERATIONS AND WILL CAUSE US TO BE LESS EFFECTIVE IN THE INDUSTRY.

The Company has developed a two prong marketing plan, of which one prong depends on our website and the Internet. If we permanently lose data or permanently lose Internet service for any reason, be it technical failure or criminal acts, we will be less effective in adverting our construction supervision and construction management ion services to potential clients and you could lose your investment.

NONE OF RMD’S TECHNOLOGY OR BUSINESS MODEL PARTICULARS IS PROPRIETARY.

The hurdles to enter the construction supervision and construction management of airplane owner communities, is low. The technology required to commence operations for any potential competitor are available from third party providers and the costs are not much different than general business or home construction supervision and construction management and are not onerous. The business model, with few exceptions, is not new and can be readily adopted by those with a basic knowledge of the construction building in airplane communities.

OUR BUSINESS COULD GROW FASTER THAN OUR INFRASTRUCTURE.  WE MAY NOT HAVE THE NECESSARY RESOURCES OR AVAILABLE FUNDS TO MAINTAIN OPERATIONS WHICH MAY HAVE AN ADVERSE EFFECT ON OUR BUSINESS.

It is possible that our business could grow much faster than our infrastructure and available resources. New client could lose confidence during the time it takes for our business to expand and adjust which may have an adverse effect on our business operations.  Customers may not wait until we have finish the previous job and select a larger company with more assets.

(B) RISKS RELATED TO THE OFFERING AND OUR SECURITIES

WE MAY NEVER PAY ANY DIVIDENDS TO SHAREHOLDERS.

We have never declared or paid any cash dividends or distributions on our capital stock. We currently intend to retain our future earnings, if any, to support operations and to finance expansion and therefore we do not anticipate paying any cash dividends on our common stock in the foreseeable future.

The declaration, payment and amount of any future dividends will be made at the discretion of the board of directors, and will depend upon, among other things, the results of our operations, cash flows and financial condition, operating and capital requirements, and other factors as the board of directors considers relevant. There is no assurance that future dividends will be paid, and, if dividends are paid, there is no assurance with respect to the amount of any such dividend.

OUR CONTROLLING SECURITY HOLDER MAY TAKE ACTIONS THAT CONFLICT WITH YOUR INTERESTS.

Mr. Bret Mosher, our Chief Executive Officer and director, owns 100% of our capital stock with voting rights. Even if the entire offering is sold, Mr. Mosher will continue to control a large amount of the company because he will hold 56% of the Company’s issued and outstanding common stock. In this case, Mr. Mosher will be able to exercise his 56% control over all matters requiring stockholder approval, including the election of directors, amendment of our certificate of incorporation and approval of significant corporate transactions, and he will have significant control over our management and policies. The directors elected by our controlling security holder will be able to significantly influence decisions affecting our capital structure. This control may have the effect of delaying or preventing changes in control or changes in management, or limiting the ability of our other security holders to approve transactions that they may deem to be in their best interest. For example, our controlling security holder will be able to control the sale or other disposition of our operating businesses and subsidiaries to another entity. The interests of our Chief Executive Officer may differ from the interests of our other shareholders and thus may result in corporate decisions that are disadvantageous to our other shareholders.

OUR CONTROLLING SECURITY HOLDER HAS NO EXPERIENCE IN CONDUCTING A BEST EFFORTS SECURITIES OFFERING.

Mr. Bret Mosher, our Chief Executive Officer and director, has no experience in conducting a best efforts securities offering.  There is no assurance that Mr. Mosher will be able to sell any of the securities registered in this offering.

The initial fixed offering price of $0.01 per share of common stock offered by us under to this prospectus was determined by us arbitrarily. The price is not based on our financial condition and prospects, market prices of similar securities of comparable publicly traded companies, certain financial and operating information of companies engaged in similar activities to ours, or general conditions of the securities market. The price may not be indicative of the market price, if any, for the common stock that may develop in the trading market after this offering. The market price for our common stock, if any, may decline below the initial public price at which the shares are offered. Moreover, recently the stock markets have experienced extreme price and volume fluctuations which have had a negative impact on smaller companies. In the past, securities class action litigation has often been instituted against various companies following periods of volatility in the market price of their securities. If instituted against us, regardless of the outcome, such litigation would result in substantial costs and a diversion of management's attention and resources, which would increase our operating expenses and affect our financial condition and business operations.

The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value; assets or earnings of our Company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

YOU MAY EXPERIENCE DILUTION OF YOUR OWNERSHIP INTEREST BECAUSE OF THE FUTURE ISSUANCE OF ADDITIONAL SHARES OF OUR COMMON STOCK AND OUR PREFERRED STOCK.

In the future, we may issue our authorized but previously unissued equity securities, resulting in the dilution of the ownership interests of our present stockholders. We are currently authorized to issue an aggregate of 74,100,000 shares of capital stock consisting of 74,000,000 shares of common stock, par value $0.001 per share, and 100,000 shares of preferred stock, par value $0.001 per share.

We may also issue additional shares of our common stock or other securities that are convertible into or exercisable for common stock in connection with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. Any such issuances will result in immediate dilution to our existing shareholder’s interests, which will negatively affect the value of your shares. The future issuance of any such additional shares of our common stock or other securities may create downward pressure on the trading price of our common stock. There can be no assurance that we will not be required to issue additional shares, warrants or other convertible securities in the future in conjunction with hiring or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes or for other business purposes.

 OUR COMMON STOCK IS CONSIDERED PENNY STOCKS, WHICH MAY BE SUBJECT TO RESTRICTIONS ON MARKETABILITY, SO YOU MAY NOT BE ABLE TO SELL YOUR SHARES.

If our common stock becomes tradable in the secondary market, we will be subject to the penny stock rules adopted by the SEC that require brokers to provide extensive disclosure to their customers prior to executing trades in penny stocks. These disclosure requirements may cause a reduction in the trading activity of our common stock, which in all likelihood would make it difficult for our shareholders to sell their securities.

Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. The broker-dealer must also make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security that becomes subject to the penny stock rules. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in our securities, which could severely limit the market price and liquidity of our securities. These requirements may restrict the ability of broker-dealers to sell our common stock and may affect your ability to resell our common stock.

CURRENTLY, THERE IS NO PUBLIC MARKET FOR OUR COMMON STOCK, AND THERE IS NO ASSURANCE THAT ANY PUBLIC MARKET WILL EVER DEVELOP OR THAT OUR COMMON STOCK WILL BE QUOTED FOR TRADING AND, EVEN IF QUOTED, THAT A VIABLE, LIQUID MARKET WITH LOW VOLATILITY WILL DEVELOP.

 Currently, our common stock is not listed on any public market, exchange, or quotation system. Although we are taking steps to enable our common stock to be publicly traded, a market for our common stock may never develop. We currently plan to apply for quotation of our common stock on the OTCBB upon the effectiveness of the registration statement of which this Prospectus forms a part. However, our common stock may never be traded on the OTCBB or even if traded, a viable public market may not materialize. Even if we are successful in developing a public market, there may not be enough liquidity in such market to enable shareholders to sell their Shares. If our common stock is not quoted on the OTCBB or if a viable public market for our common stock does not develop, investors may not be able to re-sell the Shares, rendering the same effectively worthless and resulting in a complete loss of their investment.

We are planning to identify a market maker to file an application with the Financial Industry Regulatory Authority, Inc. ("FINRA") on our behalf so that we may quote our shares of common stock on the OTCBB commencing upon the effectiveness of our registration statement of which this Prospectus is a part. We cannot assure you that such market maker's application will be accepted by the FINRA. We are not permitted to file such application on our own behalf. If the application is accepted, there can be no assurances as to whether any market for our common stock will develop or of the price at which our common stock will trade. If the application is accepted, we cannot predict the extent to which investor interest in us will lead to the development of an active, liquid trading market. Active trading markets generally result in lower price volatility and more efficient execution of buy and sell orders for investors.

In addition, our common stock is unlikely to be followed by any market analysts, and there may be few institutions acting as market makers for the common stock. Either of these factors could adversely affect the liquidity and trading price of our common stock. Until our common stock is fully distributed and an orderly market develops in our common stock, if ever, the price at which it trades is likely to fluctuate significantly.

The offering of 8,000,000 common shares being registered in this registration statement may be sold at a fixed price of $0.01 per share.

Shares of our company stock may never become tradable on the OTCBB or another exchange. In addition, prices for our common stock may be influenced by many factors, including the depth and liquidity of the market for shares of our common stock, developments affecting our business, including the impact of the factors referred to elsewhere in these Risk Factors, investor perception of the Company, and general economic and market conditions. No assurances can be given that an orderly or liquid market will ever develop for the shares of our common stock.

(C) RISKS RELATED TO THE INDUSTRY

THE CONSTRUCTION SUPERVISION AND CONSTRUCTION MANAGEMENT BUSINESS IS COST COMPETITIVE AND IS CHARACTERIZED BY LOW FIXED COSTS. A REDUCTION IN COST FOR THE INDUSTRY COULD AFFECT THE DEMAND FOR OUR SERVICES.

The construction supervision and construction management  business is highly competitive and is characterized by a large number of competitors ranging from small to large companies with substantial resources. Many of our potential competitors have substantially larger assets and employees, greater name recognition, greater reputation, and significantly greater financial and marketing resources than we do. In the future, aggressive marketing tactics implemented by our competitors could impact our limited financial resources and adversely affect our ability to compete in these markets.

Price competition exists in the construction industry. There are many construction supervision and construction management companies that provide services to contractors building homes and industrial buildings along small airport runways.  These companies could discount their services which could result in lower revenues for the entire industry. A shortfall from expected revenue levels would have a significant impact on our potential to generate revenue and possibly cause our business to fail.

THERE ARE MANY INHERENT RISKS AND DIFFICULTIES IN STARTING A NEW CONSTRUCTION SUPERVISION AND CONSTRUCTION MANAGEMENT COMPANY.

We will begin to market our services in the California, Nevada and Wyoming and develop our brand name. We face, however, many of the risks and difficulties inherent in starting a new construction supervision and construction management company. These risks include, but are not limited to, the ability to:

●	Increase awareness of our brand name;
●	Develop an effective business plan;
●	Meet customer standards in construction supervision and construction management ;
●	Implement an advertising and marketing plan;
●	Respond effectively to competitive pressures;
●	Continue to develop and upgrade our construction supervision and construction management services; and
●	Attract, retain and motivate qualified personnel.

DUE TO MARKET COMPETITION WE MAY NOT BE ABLE TO BUILD OUR BRAND AWARENESS.

Development and awareness of our construction supervision and construction management company will depend largely upon our success in creating a customer base and potential referral sources. In order to attract and retain customers and to promote and maintain our brand in response to competitive pressures, management plans to gradually increase our marketing and advertising budgets. If we are unable to economically promote or maintain our brand, then our business, results of operations and financial condition could be severely harmed. The Company had working capital $9,165 and an accumulated deficit of $835 at December 15, 2014.

USE OF PROCEEDS

Assuming sale of all 8,000,000 of the shares offered herein, of which there is no assurance, the net proceeds from this Offering will be $70,000. The proceeds are expected to be disbursed, in the priority set forth below, during the first twelve (12) months after the successful completion of the offering:

	Maximum Offering 8,000,000 shares	Minimum Offering 2,000,000shares
Net Proceeds to the Company	$$70,000	$10,000

Sales material, marketing	$$10,000	$5,000
Internet site	$$1,000	$1,000
Administration and General Expense	$$5,000	$2,000
Legal and Accounting	$$4,000	$1,000
Increase in Working Capital	$$50,000	$1,000

Total Use of Net Proceeds	$$70,000	$10,000

We will establish a separate bank account and all proceeds will be deposited into that account until the total amount of the Offering is received and all shares are sold, or the minimum of 2,000,000 shares are sold and the Offering expires, at which time the funds will be released to us for use in our operations. In the event we do not sell the minimum number of shares before the expiration date of the Offering, all funds will be returned promptly to the subscribers, without interest or deduction. If it becomes necessary our director has verbally agreed to loan the company funds to complete the registration process, but we will require full funding to implement our business plan.

In addition to the proceeds from this offering, $150,000 of additional funds is necessary to implement our business plan.  Mr. Mosher our president and major shareholder entered into an agreement with the Company to fund operations until such time as the Company raises $150,000 for the operating plan and $10,000 for public company compliance expenses. .The agreement calls for six (6) percent interest for the loaned funds.

DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the initial public offering price per share and the pro forma net tangible book value per share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share attributable to the existing shareholder for our presently outstanding shares. The company has 10,000,000 shares outstanding.  Our net tangible book value attributable to the shareholder as of December 15, 2014 was $9,165 or approximately $0.0009 per share. Net tangible book value per ordinary share as of December 15, 2014 represents the amount of total tangible assets less goodwill, acquired intangible assets net and total liabilities, divided by the number of shares outstanding.

If the minimum offering is sold, we will have 12,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 15, 2014, will be approximately $19,165 or $.0.0016 per share. This would result in dilution to investors in this offering of approximately $.0084 per share or approximately 84% from the offering price of $0.01 per share. Net tangible book value per ordinary share would increase to the benefit of the present stockholder by $0.007 per share attributable to the purchase of the shares by investors in this offering.

If the maximum offering is sold, we will have 18,000,000 shares outstanding upon completion of the offering. Our post offering pro forma net tangible book value, which gives effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering, but does not take into consideration any other changes in our net tangible book value after December 15, 2014, will be approximately $79,165 or $0.0044 per ordinary share. This would result in dilution to investors in this offering of approximately $0.0056 per share or approximately 44% from the assumed offering price of $0.01 per share. Net tangible book value per share would increase to the benefit of the present shareholder by $0.0038 per share attributable to the purchase of the shares by investors in this offering.

 The following table sets forth the estimated net tangible book value per ordinary share after the offering and the dilution to persons purchasing shares based on the foregoing minimum and maximum offering assumptions.

	Minimum Offering(1)	Maximum Offering(2)
Assumed offering price per share	$0.01	$0.01
Net tangible book value per share before the offering	$0.0009	$0.0009
Increase per share attributable to payments by new investors	$0.007	$0.0035
Pro forma net tangible book value per share after the offering	$0.0016	$0.0044
Dilution per share to new investors	$0.0084	$0.0056

(1)	Assumes net proceeds from offering of 2,000,000 shares of $10,000.
(2)	Assumes net proceeds from offering of 8,000,000 shares of $70,000.

DETERMINATION OF OFFERING PRICE

The price of $0.01 per share for the 8,000,000 common shares has been arbitrarily determined by our board of directors. In determining the initial public offering price of the shares we considered several factors including the following:

• our start up status;
• our new business structure and operations as well as lack of client base;
• prevailing market conditions, including the history and prospects for our construction industry;
• our future prospects and the experience of our management;
• our capital structure.

Therefore, the public offering price of the shares does not necessarily bear any relationship to established valuation criteria and may not be indicative of prices that may prevail at any time or from time to time in the public market for the common stock. You cannot be sure that a public market for any of our securities will develop and continue or that the securities will ever trade at a price at or higher than the offering price in this Offering.

PLAN OF DISTRIBUTION

We are offering the shares directly to the public through Bret Mosher, our officer. Bret Mosher will not receive any commissions or other remuneration of any kind in connection with his participation in this Offering based either directly or indirectly on transactions in securities.

This direct offering means that it does not involve the participation of an underwriter to market, distribute or sell the shares offered under this prospectus. This offering will terminate upon the earlier to occur of (i) 180 days after this registration statement becomes effective with the Securities and Exchange Commission, (ii) the date on which all 8,000,000 shares registered hereunder have been sold.

If at least 2,000,000 shares of the offering are sold, the funds will be transferred to our business account for use in the implementation of our business plan. If the minimum number of shares are not sold by the expiration date of the offering, the funds will be returned to the investors within three business days, without interest or deduction.

We may retain licensed broker/dealers to assist us in selling our shares, if we elect to do so, we will file a post effective amendment to our registration statement and revise our prospectus to identify the broker/dealers.

In order to buy shares you must complete and execute the Subscription Agreement and return it to us at 1425 W. 7th Street Los Angeles California 90017.  Payment of the purchase price must be made by check payable to the order of R M Diversified, Inc.  The check is to be delivered directly to R M Diversified, Inc. at the above-mentioned address.

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected within 48 hours after we receive them.

Our officer will not register as a broker/dealer under Section 15 of the Securities Exchange Act of 1934 in reliance upon Rule 3a4-1. Rule 3a4-1 sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer’s securities and not be deemed to be a broker/dealer. The conditions are that:

1.	The person is not statutorily disqualified, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.	The person is not at the time of their participation, an associated person of a broker/dealer; and,

3.
The person meets the conditions of Paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily performs, or is intended primarily to perform at the end of the offering, substantial duties for or on behalf of the issuer otherwise than in connection with transactions in securities; and (B) is not a broker or dealer, or an associated person of a broker or dealer, within the preceding twelve (12) months; and (C) do not participate in selling and offering of securities for any issuer more than once every twelve (12) months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii).

Our officers and directors are not statutorily disqualified, is not being compensated, and are not associated with a broker/dealer. They are and will continue to be our officers and directors at the end of the offering and have not been during the last twelve months and are currently not a broker/dealer or associated with a broker/dealer. They have not nor will not participate in the sale of securities of any issuer more than once every twelve months. Only after the SEC declares our registration statement effective, do we intend to advertise, through tombstones, and hold investment meetings in various states where the offering will be registered. We will not utilize the Internet to advertise our offering. We will also distribute the prospectus to potential investors at the meetings and to our friends and relatives who are interested in us as a possible investment in the offering.  We intend to sell our shares in the United States of America.

Neither Mr. Mosher nor Mr. Rugley intend to purchase any shares in this Offering.

If applicable, the shares may not be offered or sold in certain jurisdictions unless they are registered or otherwise comply with the applicable securities laws of such jurisdictions by exemption, qualification or otherwise. We intend to sell the shares only in the states in which this offering has been qualified or an exemption from the registration requirements is available, and purchases of shares may be made only in those states.

In addition and without limiting the foregoing, we will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

Penny Stock Rules / Section 15(g) of the Exchange Act

Our shares are covered by Section 15(g) of the Securities Exchange Act of 1934, as amended, and Rules 15g-1 through 15g-6 promulgated there under. They impose additional sales practice requirements on broker/dealers who sell our securities to persons other than established customers and accredited investors who are generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules. Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker/dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Rule 15g-9 requires broker/dealers to approve the transaction for the customer’s account; obtain a written agreement from the customer setting forth the identity and quantity of the stock being purchased; obtain from the customer information regarding his investment experience; make a determination that the investment is suitable for the investor; deliver to the customer a written statement for the basis for the suitability determination; notify the customer of his rights and remedies in cases of fraud in penny stock transactions; and, the Federal Investment Regulatory Agency’s (FINRA) telephone number (301) 590-6500 for information on the disciplinary history of broker/dealers and their associated persons.

The application of the penny stock rules may affect your ability to resell your shares due to broker/dealer reluctance to undertake the above-described regulatory burdens.

DESCRIPTION OF SECURITIES and RELATED STOCKHOLDER MATTERS

We are authorized to issue up to 74,000,000 shares of our $0.001 par value common stock. Each share is entitled to one vote on matters submitted to a vote of the shareholders. There is no cumulative voting of the common stock. The common stock shares have no redemption provisions nor any preemptive rights. Common Stock is entitled to receive dividends as and when declared by the board of directors.  Since inception no dividends have been declared and none are anticipated as of the date of this prospectus.  We are also authorized to issue up to 100,000 shares of preferred stock, the rights and preferences of which may be set from time to time prior to issuance by the Board of Directors.

As of the date of this prospectus, there are 10,000,000 shares of common stock outstanding held by one person.    None of these shares are presently eligible for re-sale under Rule 144.

Equity Compensation Plan Information

We have not adopted any equity compensation plans or reserved shares for issuance as equity compensation.

DESCRIPTION OF BUSINESS

GENERAL OVERVIEW

R M Diversified, Inc., was incorporated under the laws of the state of Nevada on December 4, 2014.  Since that time we have been involved in setting up our business and interviewing construction suppliers.  R M Diversified, Inc. has not been involved in a bankruptcy, receivership or similar proceeding. There have been no mergers or purchase or sale of a significant amount of assets

R M Diversified, Inc., is engaged in construction supervision and construction management as it relates to general real estate construction. The Company’s services will range from construction supervision and construction management for homebuilders, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the construction supervision and construction management as it relates to the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.

The Company is reviewing its first project where R M Diversified would provide its construction supervision and construction management services to a project in Alpine, Wyoming.  The project is called the Alpine Inn which presently consists of 16 meters for mobile home/RV plus 14 meters for the Alpine Inn cottages, main house and 2 commercial units.  R M D would convert the 14 meters for use by newly graded mobile home/RV spaces upon demolition of the existing cottages and implementation of new landscape plan on the western portion of the property facing highway 26.  The project would also have RDM construct 18 storage units which would be located in a single building on the south side of the property.  At this time RDM has not provided a bid to perform the above stated work, nor has it entered into any contracts with developer.

Our focus for the current fiscal year will be on locating developments and performing construction supervision and construction management for clients at or near airplane owner communities within 5 miles of a airport runway.  These communities are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.
GENERAL INFORMATION ABOUT THE “ALPINE INN PROJECT”.

The Alpine Inn, is located on the main southern route to the greater Jackson Hole and Yellowstone and Teton National Park, in north Lincoln County, Wyoming.  The Inn is situated on approximately 11 acres on the east side of US Highway 26. This mixed use zoned property is located in the north end of town and is excluded from any restriction of the surrounding “Alpine Village” subdivision map dated February 12, 1982.  Alpine Inn is located 2.5 miles from Alpine Airpark.

The Alpine Inn presently consists of the following.

Number of Units	30
Rentable Square Feet	17,500
Average Square Feet per Unit	625
Vacancy	0.50%
Year Built	1982
Average EOY 1 Market Rent	$346

The management team of Growth Multi-Family Partners, LLC (GMFP) will provide the over-site of both the development improvements and ongoing property management.  RMD would provide its construction supervision and construction management services to Growth Multi-Family Partners, LLC.  Mr. Rugley is a managing member of Growth Multi-Family Partners, LLC.

Work responsibilities
As construction supervision and construction management to the general contractor we would be responsible for providing all of the material, labor, equipment (such as engineering vehicles and tools) and services necessary for the construction of the project are delivered on time and that the correct materials are delivered.  As construction supervision and construction management to the the general contractor we would be responsible for hiring the required specialized subcontractors to perform all or portions of the construction work.

Responsibilities may include applying for building permits, securing the property, providing temporary utilities on site, managing personnel on site, providing site surveying and engineering, disposing or recycling of construction waste, monitoring schedules and cash flows, and maintaining accurate records.

LICENSING REQUIREMENTS
Licensing requirements to work legally on construction projects vary from locale to locale. In the United States, it is the states' responsibility to define these requirements.  The company does not have a general contractor’s license.  We would provide our services as construction supervision and construction management   to the licensed contractor that was responsible for the work.

At this time we have not entered into a contract to provide our construction supervision and construction management  to a general contractor, builder and developer  for the work at the Alpine Inn.

GOVERNMENT REGULATION

There are a large number of both state and federal regulations that apply to general construction work.   The final requirements could vary from the present requirements.  We have no assurance what the new requirement will be; or, what steps RDM would be required to take to comply.    At the present time there are no federal regulations that would directly affect RDM.  RDM will not enter into any contracts until it has the required licensing for the state that they are going to perform work in. RDM will also post any necessary bonds prior to entering into any contracts for services.

COMPETITION

There are a large number of both state and federal regulations that apply to general construction work.   The final requirements could vary from the present requirements.  We have no assurance what the new requirement will be; or, what steps general contractors would be required to take to comply.    At the present time there are no federal regulations that would directly affect RDM since it provides construction supervision and construction management services.   RDM will not enter into any contracts until it has the required licensing for the state that they are going to perform work in. RDM will also post any required bonds prior to entering into any contracts for services.

There are a number of other construction supervision and construction managementcompanies focused on the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.

Many of them have an established market share and have greater resources than RDM.  One of the largest in the industry at the present time is ADG or Airport Development Group located in Brea, California.  ADG designs and constructs new aviation facilities for sale/leaseback to operators interested in leasing newly constructed facilities. ADG also constructs aviation and hangar facilities for sale or lease to aircraft owners/operators. .

DESCRIPTION OF PROPERTY

RDM occupies a small office which is 10 x 12 square feet at 1425 W. 7th Street s Los Angeles California 90017.  The Company’s telephone number is:  (213) 413-0674.

RMD has not commenced its major operations of performing general construction work. RMD is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing. (See “Plan of Operation”)

Taking into account that our company is a new startup and is without an established income stream and/or profit and loss statement and has not yet received any revenue the estimated annual burn rate for the operating plan is projected during the first fiscal year, without due consideration for adjustment is $150,000. This includes a three month burn, in cash, of $13,500 (at $4,500 per month) considering the Company encounters a bad quarter during its first year in business. In addition to the $150,000 needed for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Mosher has agreed to fund the Company through an oral agreement until such time as the Company raises $150,000 for the operating plan and $10,000 for registration expenses.  Mr. Mosher, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Mosher to fund the Company until such time as the Company raises $150,000for the operating plan and $10,000 for registration expenses Mr. Mosher has not agreed to fund any specific amount to the Company.

Since our inception on December 4, 2014 through December 15, 2014, we have incurred cumulative losses of $835.

RMD is considered a development stage company because it has not commenced its operations. In addition, the Company has not recognized any revenue in connection with its business to date. As a result we are a startup company, that is, we have no operating history or revenue, and are at a competitive disadvantage.

ORGANIZATION WITHIN LAST FIVE YEARS

RMD, Inc. engaged in construction supervision and construction management as it relates to general real estate construction. The Company’s services range from construction supervision and construction management for homebuilders, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the construction supervision and construction management as it relates to the development and construction of airplane owner communities.  These areas may be airplane-restricted or airplane-targeted to individuals or companies that own airplanes.  The company views development of areas that are within 5 miles of an airplane runway as airplane restricted.

The Company plans to market its general construction services through a combination of direct marketing, referrals, networking within the industry, website sales.    To date the Company has not generated any revenue from its general construction services.

EMPLOYEES

At this time we only have two employees Bret Mosher and Brian Rugley.  Mr. Mosher is the President of the company and works 30 hours a week without compensation.  Mr. Rugley is the Secretary of the company and works 10 hours a week without compensation.

Over the next twelve months, RMD, plans to build out its reputation and network in the construction supervision and construction management for general construction business, thereby attracting new clients. Currently the Company doesn’t employ any employees other than our officers.  However, as the Company grows, we plan to employ additional employees, as required.
Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $150,000 for the operating plan and $10,000 to complete this registration. Presently we do not have any existing sources or plans for financing.

If the $150,000is raised the twelve month operating plan shall be as follows (Furthermore, once the $150,000of capital is raised, the Company will not commence operations until it has obtained all necessary licenses.

•	$10,000 towards costs associated with public company reporting requirements, and $5,000 related to expenses associated with newly applicable corporate governance requirements.

•
Software and hardware to develop an internet site will cost the Company at least $10,000. User features and website content updates are vital to continued visitations by online users. This cost signifies the system creation. The Company intends to allocate these funds within four months of the funds becoming available.

•	We have allocated $10,000 toward marketing materials which include filers, broachers, and mailing costs. The Company intends to allocate these funds as soon as they are available.

•	$55,000 towards costs associated with software programs for construction management and small tools. The Company intends to allocate these funds as soon as they are available.
•
Program administration and working capital expenses until such time as there are sufficient revenue to cash-flow operations will cost the Company at least $60,000. This is the necessary working capital to fund operations until such time as revenues exceed expenses. This will cover office rent, telephones and management expenses such as those from industry consultants in the general construction business, and advisors. The Company intends to pay its consultants, advisors fees and working capital expenses as they become due. To date the company has not hired any general construction consultants.

The company’s twelve month operating plan is dependent on raising additional capital through equity security sales, debt instruments and private financing in the amount of $75,000. In addition to the $150,000need for the operating plan the company will need approximately $10,000 for completing this registration. Mr. Mosher has agreed to fund the Company, through an oral agreement until such time as the Company raises $150,000for the operating plan and $10,000 for registration expenses. Mr. Mosher, however, is under no legal obligation and/or duty to do so. Additionally, although there is an oral agreement between the Company and Mr. Mosher to fund the Company until such time as the Company raises $150,000 for the operating plan and $10,000 for registration expenses, Mr. Mosher has not agreed to fund any specific amount to the Company.

Once the Company raises the necessary $150,000 and the necessary marketing material is printed, we will begin marketing and offering our construction supervision and construction management to general construction companies. If we are not able to obtain the full amount required to finance our operations, we will reduce the amount we have allocated for our marketing materials accordingly.

SPECIAL FEATURES OF THE COMPANY

The Company focuses on the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes and where an airport runway is within 5 miles.

OVERALL STRATEGIC DIRECTION

R M Diversified, Inc is engaged in the construction supervision and construction management for general real estate construction, The Company’s services range from construction supervision and construction management homebuilders, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.

 CURRENT BUSINESS FOCUS

The Company focuses on the construction supervision and construction management as it relates to the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes. The Company believes that the ability to deliver a superior services is the main factor in fostering a repeat customer base, greater advisory network and reputation.

ADVANTAGES OF COMPETITORS OVER US:

The Company believes the following are some of the advantages of competitors over us: (i) presently the Company does not have an established regular customer base and (ii) many of its competitors have at this time significantly greater financial and other resources than we do and are therefore, in certain respects, in a better position to provide general construction services to the public.

COMPETITIVE ADVANTAGES:

The Company believes that its key competitive advantages are: (i) it has experienced management. Our sole Director and executive officer Mr. Mosher has over 20 years of experience in the construction supervision and construction management and general construction business. The Company believes that the knowledge, relationships, reputation of Mr. Mosher management will help it to build and maintain its client base and (ii) through performance, the Company hopes to develop a repeat customer base, and a greater advisory network and reputation.

RESEARCH AND DEVELOPMENT

The Company is not currently conducting any research and development activities. However if research and development is required in the future, we intend to rely on third party service providers.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
 RESULT OF OPERATIONS

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

We are a development stage company and have not yet generated or realized any revenues from our business operations.

Our auditors have raised substantial doubt as to our ability to continue as an on-going business for the next twelve months. We have not generated any revenue and have only begun to develop our business plan, website and sales literature.

GENERAL OVERVIEW

Nature of Business

R M Diversified, Inc., is engaged in construction supervision and construction management as it relates to general real estate construction. The Company’s services range from construction supervision and construction management for homebuilders, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the construction supervision and construction management as it relates to the development and construction of airplane owner communities.  These areas may be airplane-restricted or airplane-targeted to individuals or companies that own airplanes.  The company views development of areas that are within 5 miles of an airplane runway as airplane restricted.

The Company is reviewing its first project where R M Diversified would provide its construction supervision and construction management services to a project in Alpine, Wyoming.  The project is called the Alpine Inn which presently consists of 16 meters for mobile home/RV plus 14 meters for the Alpine Inn cottages, main house and 2 commercial units.  RMD would provide construction supervision and construction management to a general contractor who would convert the 14 meters for use by newly graded mobile home/RV spaces upon demolition of the existing cottages and implementation of new landscape plan on the western portion of the property facing highway 26.  The project would also have RDM provide construction supervision and construction management to a general contractor to construct 18 storage units which would be located in a single building on the south side of the property.  At this time RDM has not provided a bid to perform the above stated work,  nor has it entered into any contracts with developer. Mr. Mosher has performed several steps toward providing a bid to provide construction supervision and construction management services.

Our focus for the current fiscal year will be on providing construction supervision and construction management to a general contractor and or developer in construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes.

RMD has not commenced its major operations of providing its construction supervision and construction management services to a general construction services to homeowners or business developers and the Company has not entered into any contracts for its services at this time. The Company plans to start marketing its services in California, Nevada and Wyoming.  RMD is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.

We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing.

Since our inception on December 4, 2014 through December 15, 2014, we have incurred cumulative losses of $835.

To commence active business operations, we will need to engage in a number of planning stage and preliminary activities. We will commence activities including developing the website for our services and continuing to contact suppliers and subcontractors. We will undertake and work to finish these activities upon completion of this public offering .

We have completed some of the activities, developed the marketing program and created the initial marketing material. The Company will need to raise additional funds of $150,000 for the operating plan and $10,000 to complete the registration.  This will be done in the form of equity security sales, debt instruments and private financing, to complete the marketing program. From December 2014 through the present we have spent a substantial amount of time in developing the marketing program, marketing material, strategic planning, budgeting, and preliminary work.

We have determined what we believe will be acceptable costs for our general construction services, we then estimated the administrative expense to arrive at the costs for our time.  If these projected costs are insufficient to cover our costs of services and outside vendors and material it could result in an operating loss for us.

While budgetary material, subcontractors costs and marketing costs have been established some of our services, no definitive contracts have been entered into, therefore, it is possible that these estimates could be incorrect. If after development a different price is deemed necessary it could result in an operating loss for us. We have not devoted much time to raising capital other than the investments from the Mr. Mosher. Furthermore, RMD has not yet commenced its major operations.  In addition, the Company has not achieved any revenue in connection with its business to date.

Management feels the Company’s continuation as a going concern depends upon its ability to obtain additional sources of capital and financing. Specifically, management intends to raise additional permanent capital through debt instruments such as bank loans, or private financing. The goal of this effort is to provide working capital for the next year. Our twelve month operating plan is dependent on raising additional permanent capital through equity security sales, debt instruments, and private financing in the amount of $150,000. Presently we do not have any existing sources or plans for financing.

The specific steps that we intend to take to try to secure the required $150,000 are as follows:

(1)
We will first attempt to obtain a bank loan for the $150,000. In doing so, we will approach various banks to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the bank that we believe offers the best arrangements for us regarding said loan. We will then submit our application which may also include the submittal of a business plan that we will prepare. In the event the initial bank does not approve and issue a loan, then we will move on to another bank and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days. As of the date of filing we have not approached a bank at this time.

(2)
In the event we are not able to obtain a bank loan for $150,000we will then attempt to obtain such funds through a private financing source. We will search for reliable sources for private financing, and research them by ascertaining their reputation in their field of business, the length of time being in business, and sources of their funding. We will then choose those private financing sources that we feel confidence in and approach then to ascertain and compare various terms and conditions of such a loan, including interest rates, length of the loan, payment schedules, and the overall costs incurred for same. We will then choose the private financing source that we believe offers the best arrangements for us regarding said loan. We will then submit our application, which may also include the submittal of a business plan that we will prepare. In the event the initial private financing source does not approve and issue a loan, then we will move on to another private financing source and continue with such efforts until such time as it is determined by us that such an approach will not succeed. We anticipate that such an effort can be commenced and completed within the first 60 days.

(3)
We will utilize Mr. Mosher to market the business of construction supervision and construction management directly to homeowners and business developers. He will market the services in California, Nevada and Wyoming. We also intend to utilize the second prong of our marketing plan of offering our services through our website www. rmdiversifiedinc.com which is currently under development/construction

(4)
Our plan of operation is, once we raise the necessary $150,000, to: (1) complete the marketing material, (2) Begin marketing our services in California, Nevada and Wyoming. (3) Subsequently, once we have entered into a contract for our services we will hire subcontractors and all other required vendors for the project.

(5)	In the event that we are not successful in securing such financing, then our plans to become operational will be in danger and we will not succeed in moving forward.

Based on our current operating plan, we do not expect to generate revenue that is sufficient to cover our expenses for the next 12 months, and we will need to obtain additional financing to operate our business for the next twelve months. Our “burn rate” is approximately $4,500 per month. Most of our expenses are anticipated to be:

•	$10,000 towards costs associated with public company reporting requirements
•	$5,000 related to expenses associated with newly applicable corporate governance requirements.
•	$10,000 for software and hardware to develop an internet site,
•	$10,000 toward marketing materials which include filers, broachers, direct marketing and mailing costs
•	$55,000 tools, equipment
•	$60,000 for program administration and working capital
•	In addition to the $150,000 needed for the operating plan, the Company will need approximately $10,000 for completing this registration.

Results of Operations

December 4, 2014 (inception) to December 15, 2014

During the period we incorporated the Company, hired an attorney, and an independent auditor for the preparation of this Registration Statement. We have prepared an internal business plan. In February 2015 reserved the domain name http://www. rmdiversifiedinc.com and begun the development of our website. Our net loss since inception is as a result of incurring expenses of $835 for incorporation fees and expenses as they relate to the filing of this Registration Statement.

At inception, we sold 10,000,000 shares of common stock to our officer and director, Mr. Bret Mosher, for $10,000.  These shares were issued in reliance on the exemption under Section 4(2) of the Securities Act of 1933, as amended (the "Act"). These shares of our common stock qualified for exemption under Section 4(2) of the Securities Act of 1933 since the issuance shares by us did not involve a public offering. The Offering was not a "public offering" as defined in Section 4(2) due to the insubstantial number of persons involved in the deal, size of the offering, manner of the offering and number of shares offered. We did not undertake an offering in which we sold a high number of shares to a high number of investors. In addition, the foregoing investor had the necessary investment intent as required by Section 4(2) since they agreed to and received share certificates bearing a legend stating that such shares are restricted pursuant to Rule 144 of the 1933 Securities Act. This restriction ensures that these shares would not be immediately redistributed into the market and therefore not be part of a "public offering." Based on an analysis of the above factors, we have met the requirements to qualify for exemption under Section 4(2) of the Securities Act of 1933 for this transaction.

Revenue

For the period from December 4, 2014(inception) to December 15, 2014, we generated no revenues. There were no revenues from the inception at December 4, 2014 to December 15, 2014 because the Company has not yet commenced operations.

Operating Expenses

Total operating expenses for the period on December 4, 2014(inception) to December 15, 2014 was $835. The costs consisted of $435 of incorporation fees office rent of $100 and $300 for legal fees.

Lack of Revenues

We have limited operational history. We have not generated any revenues from our inception on December 4, 2014 to December 15, 2014. We anticipate that we will incur substantial losses for the foreseeable future and our ability to generate any revenues in the next twelve months continues to be uncertain.

Net Loss

For the period from December 4, 2014 (inception) to December 15, 2014 we incurred a net loss of $835.

Liquidity and Capital Resources

We believe that our existing sources of liquidity will not be sufficient to fund our operations, anticipated capital expenditures, working capital and other financing requirements for at least the next twelve months. In the event the Company is unable to achieve profitable operations in the near term, it may require additional equity and/or debt financing, or reduce expenses, including officer’s compensation, to reduce such losses. However, we cannot assure that such financing will be available to us on favorable terms, or at all. We will continue to monitor our expenditures and cash flow position and however at some time in the future we may need to obtain additional financing to complete our business plan. There is no assurance that we will be able to obtain such financing if needed and the failure to do so could negatively impact the viability of our company to continue with this business and the business may fail.

The following table summarizes total assets, accumulated (deficit), stockholder’s equity (deficit) and working capital (deficit) at December 15, 2014.

December 15, 2014
Total Assets	$9,900

Accumulated (Deficit)	$835

Stockholder’s Equity	$9,165

Working Capital	$9,165

As of the date of this prospectus, we have yet to generate any revenues from our business operations.

As of December 15, 2014, our total assets were cash of  $8,800 and prepaid rent of $1,100.  Our total liabilities were $735 consisting solely of organizational expense.

We anticipate that we will meet our ongoing cash requirements through equity or debt financing. We estimate that our expenditures over the next 12 months will be approximately $150,000 for the operating plan and $10,000 to complete the public offering.  These estimates may change significantly depending on the nature of our future business activities and our ability to raise capital from shareholders or other sources.

We intend to meet our cash requirements for the short term by generating limited revenue and the next 12 months through a combination of debt financing and equity financing by way of bank loans, private loans and private placements. We currently do not have any arrangements or commitments in place to complete any bank loans, private loans or private placement financings and there is no assurance that we will be successful in completing any such financings on terms that will be acceptable to us.

If we are not able to raise the full $150,000 for the operating plan or the $10,000 to complete the public offering as anticipated, we will scale our business development in line with available capital. Our primary priority will be to retain our reporting status with the SEC which means that we will first ensure that we have sufficient capital to cover our legal and accounting expenses. Once these costs are accounted for, in accordance with how much financing we are able to secure, we will focus on market awareness, testing and servicing costs as well as marketing and advertising to social media marketing websites. We will likely not expend funds on the remainder of our planned activities unless we have the required capital.

CRITICAL ACCOUNTING POLICIES

Development Stage Company

The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of December 15.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents.

Fair Value of Financial Instruments

Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share

The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation

The Company adopted FASB guidance on stock based compensation upon inception at December 4, 2014. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from December 4, 2014 (inception) to December 15, 2014.

Revenue Recognition

We believe our most critical accounting policy is revenue recognition from long-term construction contracts for which we use the percentage-of-completion method of accounting. Percentage-of-completion accounting is the prescribed method of accounting for long-term contracts in accordance with Accounting Standards Codification (“ASC”) Topic 605-35, “Revenue Recognition-Construction-Type and Production-Type Contracts”, and, accordingly, is the method used for revenue recognition within our industry. Percentage-of-completion is measured principally by the percentage of costs incurred to date for each contract to the estimated total costs for such contract at completion. Pre-contract costs from our construction projects are generally expensed as incurred. Application of percentage-of-completion accounting results in the recognition of costs and estimated earnings in excess of billings on uncompleted contracts in our Consolidated Balance Sheets. Costs and estimated earnings in excess of billings on uncompleted contracts reflected in the Consolidated Balance Sheets arise when revenues have been recognized but the amounts cannot be billed under the terms of contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract.
Costs and estimated earnings in excess of billings on uncompleted contracts also include amounts we seek or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price or other customer-related causes of unanticipated additional contract costs (claims and unapproved change orders). Such amounts are recorded at estimated net realizable value and take into account factors that may affect our ability to bill unbilled revenues and collect amounts after billing. The profit associated with claim amounts is not recognized until the claim has been settled and payment has been received. Due to uncertainties inherent in estimates employed in applying percentage-of-completion accounting, estimates may be revised as project work progresses. Application of percentage-of-completion accounting requires that the impact of revised estimates be reported prospectively in the consolidated financial statements. In addition to revenue recognition for long-term construction contracts, we recognize revenues from the performance of services for maintenance, repair and retrofit work consistent with the performance of the services, which are generally on a pro-rata basis over the life of the contractual arrangement. Expenses related to all services arrangements are recognized as incurred.
Advertising and Promotion

All costs associated with advertising and promoting the company’s construction services are expensed as incurred. There were no advertising or promotional expenses during the period from December 4, 2014 (inception) to December 15, 2014.

Website Development Costs

The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1) Initial stage (planning), whereby the related costs are expensed.

2) Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3) Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions

In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

Expected Purchase or Sale of Significant Equipment

We do not anticipate the purchase or sale of any significant equipment; as such items are not required by us at this time or in the next twelve months.

Additional Disclosure of Outstanding Share Data

As of December 15, 2014, we had 10,000,000 shares of common stock issued and outstanding.

Off-Balance Sheet Arrangements

We currently have no off-balance sheet arrangements, including any outstanding derivative financial statements, off-balance sheet guarantees, interest rate swap transactions or foreign currency contracts. We do not engage in trading activities involving non-exchange traded contracts.

PLAN OF OPERATION

THIS SECTION OF THE PROSPECTUS INCLUDES A NUMBER OF FORWARD-LOOKING STATEMENTS THAT REFLECT OUR CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. FORWARD-LOOKING STATEMENTS ARE OFTEN IDENTIFIED BY WORDS LIKE: BELIEVE, EXPECT, ESTIMATE, ANTICIPATE, INTEND, PROJECT AND SIMILAR EXPRESSIONS, OR WORDS WHICH, BY THEIR NATURE, REFER TO FUTURE EVENTS. YOU SHOULD NOT PLACE UNDUE CERTAINTY ON THESE FORWARD-LOOKING STATEMENTS, WHICH APPLY ONLY AS OF THE DATE OF THIS PROSPECTUS. THESE FORWARD-LOOKING STATES ARE SUBJECT TO CERTAIN RISKS AND UNCERTAINTIES THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM HISTORICAL RESULTS OR OUT PREDICTIONS.

R M Diversified, Inc. is engaged in construction supervision and construction management as it relates to general real estate construction. The Company’s services range from construction supervision and construction management for homebuilders, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the construction supervision and construction management as it relates to the development and construction of airplane owner communities.  These areas may be airplane-restricted or airplane-targeted to individuals or companies that own airplanes.  The company views development of areas that are within 5 miles of an airplane runway as airplane restricted.

We are reviewing its proposed first project where R M Diversified would provide its construction supervision and construction management services to a project in Alpine, Wyoming.  The project is called the Alpine Inn which presently consists of 16 meters for mobile home/RV plus 14 meters for the Alpine Inn cottages, main house and 2 commercial units.  RMD would provide its construction supervision and construction management to a general contractor who would convert the 14 meters for use by newly graded mobile home/RV spaces upon demolition of the existing cottages and implementation of new landscape plan on the western portion of the property facing highway 26.  The project would also have RDM provide construction supervision and construction management to a general contractor who will construct 18 storage units which would be located in a single building on the south side of the property.  At this time RDM has not provided a bid to perform the above stated work, nor has it entered into any contracts with developer.

Our focus for the current fiscal year will be on locating developments and performing construction supervision and construction management for clients at or near airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes. RMD has not commenced its major operations of providing construction supervision and construction management to a general construction to anyone. The Company plans to start marketing its services in California, Nevada and Wyoming. RMD is considered a development stage company because it has not commenced its major operations. In addition the Company has not achieved any revenue in connection with its business to date. As a result we are a startup company; that is, we have no operating history or revenue, and are at a competitive disadvantage.
We expect to continue to incur losses for at least the next 12 months. We do not expect to generate revenue that are sufficient to cover our expenses, and we do not have sufficient cash and cash equivalents to execute our plan of operations for at least the next 12 months. We will need to obtain additional financing, through equity security sales, debt instruments and private financing, to conduct our day-to-day operations, and to fully execute our business plan. We plan to raise the capital necessary to fund our business through the sale of equity securities, debt instruments or private financing.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The Company’s Chief Executive Officer, President, Chief Financial Officer, Secretary, and Director Bret Mosher is our "Promoter” within the meaning of Rule 405 of Regulation C.  The Company’s Secretary and Director Brain D. Rugley is also our "Promoter” within the meaning of Rule 405 of Regulation C. T he following table sets forth the name and age of our officers and directors as of the date of this prospectus.

Executive Officer and Director

NAME	AGE	POSITION/INITIAL ELECTION	APPOINTMENT DATE
Bret Mosher	52	Chief Executive Officer, President, Chief Financial Officer and Director	December 4, 2014
Brian D. Rugley	47	Officer, Secretary	December 4, 2014

The Director will hold office until the next annual meeting of the security holders following his election and until his successor has been elected and qualified. The Board of Directors appoints Executive Officers.  Our Executive Officers hold their offices until they resign, are removed by the Board, or his/her successor is elected and qualified.

Set forth below is a description of the recent employment and business experience of our Directors and Executive Officers:

Bret Mosher, Chief Executive Officer, President, Chief Financial Officer, Secretary and Director

Bret Mosher, aged 52, is the Chief Executive Officer, President, Chief Financial Officer and Director (Principal Executive Officer) and (Principal Financial Officer) of the Company. He was appointed on December 4, 2014 and is responsible for overseeing all aspects of the Company.

2004 – Present	President of MKT Development Corporation located in Los Angles California. MKT Development produces affordable housing in Southern California and the Midwest. While at MKT Mr. Mosher focused on altruistic intentions, specializing in the acquisition, financing, construction and management of strategically located housing units. The company’s direction was on adding value and growing equity through restoration, construction and curing obsolescence. While at MKT Mr. Mosher was responsible for completing more than 130 projects at a total investment exceeding $200 million.
•	Growth Multi-Family Partner, LLCformed July 2011,
Brian Rugley, Owner/Managing Member
Lilly Mosher, Owner/Member
Bret Mosher, Consultant
Principal business of Real Estate acquisition and disposition, construction management.

•	MKT Community Development Corporation formed January 1997
Bret Mosher, Owner/President
Brian Rugley, Owner/Director of Operations
Real Estate Asset Management and Property Management. Involved in 10’s of millions of dollars of projects: mainly value add through new construction or remodel and eventual resale or management

Related entities under MKT Community Development Corporation, parent Company

Bret Mosher was the managing member of the following LLC’s:

•	Environ Biocomposites Manufacturing, LLC – owned by MKT formed April 2005 active to October 2010. Present status inactive.

•	Environ Biocomposites Holdings, LLC – owned by MKT formed April 2005 active to October 2010. Present status inactive.

Manufacturers of particle board made from wheat straw.  New monthly sales and production from 0 to $500 to $900 over the 6 years of managing 160,000 square foot facility.  Facility was closed at the end of 2010 by the Industrial Revenue Bondholder and foreclosed eventually.

•	Blue Velvet, LLC, owned by MKT formed April 2005 liquidated July 2010

Bret Mosher and Lilly Mosher of LEMCON, LLC managed complete renovation and tenant improvement of the Downtown Los Angeles restaurant space.  Upon completion, the project was awarded “Best New Restaurant Design” by the Los Angeles AIA architecture board.  Operations were later managed until closing at the end of 2011 due to a landlord/tenant dispute which created a Bankruptcy Chapter 11 for protection from the landlord.  The property was liquated through Bankruptcy.

•	661 S. Shatto Place, LLC owned by MKT formed December 2003 liquidated July 2010 in Bankruptcy
Managed construction and renovation of 39 residential units in Los Angeles.  Property was rental and asset managed. The LLC filed for Chapter 11 Bankruptcy in 2009 and was liquidated by the Bankruptcy Court in 2010.

•	Bruce Court, LLC, formed June 2004, property foreclosed by lender 2010
Managed development of 14 single family hillside lots in Los Angeles.

•	Lynwood Communities, LLC, formed January 2004 status active.
Property management of various apartment buildings.

•	Montecito Terrace, LLC, formed October 2002 inactive 2010.
Managed new construction and property management of 8 single family hillside residences in Los Angeles.

•	Bravo Lima, LLC, formed 2003 status active
Managed leasing and maintenance of airplanes.

•	7 West, LLC , formed 2003 , status liquated through Bankruptcy July 2010
24 Unit, mixed use property in Downtown, Los Angeles. Managed construction for full renovation in early 2000’s and property and asset managed after construction completion through Bankruptcy.

•	West 27th, LLC, formed 2002 status active
Managed construction on complete renovation of 53 vacant hotel units and converted to a “light housekeeping” use with the City of Los Angeles.  Property was rental and asset managed and eventually sold.

•	Ivan Hill Terrace, LLC, formed 2002 status inactive.
Manage new construction of 6 individual hillside single-family residences.  4 of the 6 sold and 2 are currently rent managed by new owners.

•	Bryant Manor, LLC, formed September 2003 status Liquidated through Bankruptcy 2009
Managed complete renovation of 100 apartment units in Kansas City, Kansas.  Later managed asset and rentals.

Mr. Mosher has overseen all aspects of the work performed by MKT since its inception from locating the project, financing the project, construction phase and selling the finished project.
EDUCATION
1985	California State University, Fullerton, California with a degree in Business Administration with emphasis in Marketing and Finance.

1985	California licensed Real Estate Broker

Brian R. Rugley,  Secretary

Brian D. Rugley, aged 47, is the Secretary of the Company. He was appointed on December 4, 2014 and is responsible for overseeing all Secretarial duties for the Company.

2006 – PresentFor the past 8 years Mr. Rugley has served as the Managing Partner at MKT Development Corporation located in Los Angles California. His duties cover over-seeing both Property Management and In 2009 Mr. Brain Rugley filed Chapter 11 Bankruptcy to reorganize his debts.  The Bankruptcy Court discharged his Bankruptcy filing 2010.
•	Growth Multi-Family Partner, LLCformed July 2011,
Brian Rugley, Owner/Managing Member
Lilly Mosher, Owner/Member
Bret Mosher, Consultant
Principal business of Real Estate acquisition and disposition, construction management.

•	MKT Community Development Corporation formed January 1997
Bret Mosher, Owner/President
Brian Rugley, Owner/Director of Operations
Real Estate Asset Management and Property Management. Involved in 10’s of millions of dollars of projects: mainly value add through new construction or remodel and eventual resale or management

Related entities under MKT Community Development Corporation, parent Company
Bret Mosher was the managing member of the following LLC’s:

•	Environ Biocomposites Manufacturing, LLC – owned by MKT formed April 2005 active to October 2010. Present status inactive.
•	Environ Biocomposites Holdings, LLC – owned by MKT formed April 2005 active to October 2010. Present status inactive.

Manufacturers of particle board made from wheat straw.  New monthly sales and production from 0 to $500 to $900 over the 6 years of managing 160,000 square foot facility.  Facility was closed at the end of 2010 by the Industrial Revenue Bondholder and foreclosed eventually.

•	Blue Velvet, LLC, owned by MKT formed April 2005 liquidated July 2010

Bret Mosher and Lilly Mosher of LEMCON, LLC managed complete renovation and tenant improvement of the Downtown Los Angeles restaurant space.  Upon completion, the project was awarded “Best New Restaurant Design” by the Los Angeles AIA architecture board.  Operations were later managed until closing at the end of 2011 due to a landlord/tenant dispute which created a Bankruptcy Chapter 11 for protection from the landlord.  The property was liquated through Bankruptcy.

•	661 S. Shatto Place, LLC owned by MKT formed December 2003 liquidated July 2010 in Bankruptcy
Managed construction and renovation of 39 residential units in Los Angeles.  Property was rental and asset managed. The LLC filed for Chapter 11 Bankruptcy in 2009 and was liquidated by the Bankruptcy Court in 2010.

•	Bruce Court, LLC, formed June 2004, property foreclosed by lender 2010
Managed development of 14 single family hillside lots in Los Angeles.

•	Lynwood Communities, LLC, formed January 2004 status active.
Property management of various apartment buildings.

•	Montecito Terrace, LLC, formed October 2002 inactive 2010.
Managed new construction and property management of 8 single family hillside residences in Los Angeles.

•	Bravo Lima, LLC, formed 2003 status active
Managed leasing and maintenance of airplanes.

•	7 West, LLC , formed 2003 , status liquated through Bankruptcy July 2010
24 Unit, mixed use property in Downtown, Los Angeles. Managed construction for full renovation in early 2000’s and property and asset managed after construction completion through Bankruptcy.

•	West 27th, LLC, formed 2002 status active
Managed construction on complete renovation of 53 vacant hotel units and converted to a “light housekeeping” use with the City of Los Angeles.  Property was rental and asset managed and eventually sold.

•	Ivan Hill Terrace, LLC, formed 2002 status inactive.
Manage new construction of 6 individual hillside single-family residences.  4 of the 6 sold and 2 are currently rent managed by new owners.

•	Bryant Manor, LLC, formed September 2003 status Liquidated through Bankruptcy 2009
Managed complete renovation of 100 apartment units in Kansas City, Kansas.  Later managed asset and rentals.Accounting.  Mr. Rugley works with distressed under managed assets and maximizes their potential.

EDUCATION

1987-1991California State University, Riverside, with emphasis in Business Marketing and Administration.

1992California licensed Real Estate agent

AUDIT COMMITTEE

We do not presently have an Audit Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. We intend to increase the size of its Board in the future, at which time it may appoint an Audit Committee.

The Audit Committee will be empowered to make such examinations as are necessary to monitor the corporate financial reporting and the external audits of the Company, to provide to the Board of Directors (the "Board") the results of its examinations and recommendations derived there from, to outline to the Board improvements made, or to be made, in internal control, to nominate independent auditors, and to provide to the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters that require Board attention.

COMPENSATION COMMITTEE

We do not presently have a Compensation Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. We intend to increase the size of its Board in the future, at which time it may appoint a Compensation Committee.

The Compensation Committee will be authorized to review and make recommendations to the Board regarding all forms of compensation to be provided to the executive officers and directors of the Company, including stock compensation, and bonus compensation to all employees.

INDEPENDENT DIRECTOR/CORPORATE GOVERNANCE COMMITTEE

Our Board of Directors currently consists of only Bret Mosher. We are not a “listed company” under SEC rules and therefore are not required to have separate committees comprised of independent directors. We do not have independent director(s) at this time.

We do not presently have a Corporate Governance Committee and the Board acts in such capacity for the immediate future due to the limited size of the Board. We intend to increase the size of its Board in the future, at which time it may appoint a Corporate Governance Committee.

The Corporate Governance Committee will be responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to our Board of Directors concerning corporate governance matters.

NOMINATING COMMITTEE

The Company does not have a Nominating Committee and the full Board acts in such capacity.

REMUNERATION OF DIRECTORS AND OFFICERS

R M Diversified, Inc. has made no provisions for paying cash or non-cash compensation to its officers and sole director. No salaries are being paid at the present time, and none will be paid unless, or until such time as, the Company is able to raise $150,000 for the operating plan.

EXECUTIVE COMPENSATION

The following table sets forth the compensation of our Executive Officers for the period from inception on December 4, 2014 through the period ending December 15, 2014.

Summary compensation table

Name And Principal position	Year	Salary($)	Bonus($)	Stock Awards($)	Option Awards($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings($)	All Other Compensation($)	Total($)

Bret Mosher, CEO	2014 (1)	$0	$0	$0	$0	$0	$0	$0	$0
Brian D. Rugley	2014	0	$0	$0	$0	$0	$0	$0	$0

(1) For the period December 4, 2014 (inception) to December 15, 2014.

On December 4, 2014, the Company issued 10,000,000 founder’s shares to Bret Mosher at the par value of $0.001 in exchange proceeds of $10,000.

Mr. Mosher has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind.

Mr. Rugley has not received directly or indirectly anything else of value from the Company (including money, property, contracts, options or rights of any kind.

Employment Agreement

To date, R M Diversified, Inc., has no written employment agreement in effect, with its Executive Officer and does not intend to enter into an employment agreement with Mr. Mosher or Mr. Rugley.

Stock option plan

We do not have a stock option plan and we have not issued any warrants, options or other rights to acquire our securities.

Employee Pension, Profit Sharing or other Retirement Plans

We do not have a defined benefit, pension plan, profit sharing or other retirement plan.

Director's compensation

At present we do not pay our directors compensation for attending meetings of our Board of Directors. We have no standard arrangement pursuant to which our directors are compensated for any services provided as a director or for committee participation or special assignments, but may reimburse Directors for reasonable expenses incurred in attending meetings.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following tables set forth certain information regarding beneficial ownership of our securities as of the date of this prospectus by (i) each person who is known by us to own beneficially more than five percent (5%) of the outstanding shares of each class of our voting securities, (ii) each of our directors and executive officers, and (iii) all of our directors and executive officers as a group. We believe that each individual or entity named has sole investment and voting power with respect to the securities indicated as beneficially owned by them, subject to community property laws, where applicable, except where otherwise noted:

As of the date of this prospectus, 10,000,000 shares of common stock were issued and outstanding.

Name and Address (1)	Shares Owned	% held before Offering	% after Minimum Offering 2,000,000 Shares	% after Maximum Offering 8,000,000 Shares

Bret Mosher 1425 W. 7th Street, Los Angeles California 90017	10,000,000	100%	83.33%	55.55%
Brian Rugley 1425 W. 7th Street, Los Angeles California 90017	0	0	0	0
Officers and Directors as a group (2 persons)	10,000,000	100%	83.33%	55.55%

INTERESTS OF NAMED EXPERTS AND COUNSEL

The financial statements as of and for the fiscal period ended December 15, 2014, and from December 4, 2014, (“Inception”) to December 15, 2014, included in this prospectus have been audited by M&K CPAS, PLLC to the extent and for the periods set forth in their report appearing elsewhere herein and in the Registration Statement, and are included in reliance in such report given upon the authority of said firm as experts in auditing and accounting.

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries.  Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

As of the date of this prospectus, there are no material agreements or proposed transactions, whether direct or indirect, with any of the following:

*	Any of our Directors or Officers;
*	Any nominee for election as a director;
*	Any principal security holder identified in the “Security Ownership of Certain Beneficial Owners and Management" section above; or
*	Any relative or spouse, or relative of such spouse, of the above referenced persons.

TRANSFER AGENT AND REGISTRAR

Transfer Agent and Registrar: The Company acts as its own transfer agent at this time. When this registration statement becomes effective the Company will use for our common stock the services of ISLAND STOCK TRANSFER INC., 100 Second Avenue South, Suite 705S, St Petersburg, FL 33701, Telephone (727) 459-7378 Facsimile (727) 290-3961.

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

We have adopted provisions in our bylaws that limit the liability of our Directors for monetary damages for breach of their fiduciary duty as directors, except for liability that cannot be eliminated under the Nevada General Corporation Law.  Nevada law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duty as directors, except for liabilities:

*	For any breach of their duty of loyalty to us or our security holders;
*	For acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
*	For unlawful payment of dividend or unlawful stock repurchase or redemption, as provided under Section 174 of the Nevada General Corporation Law; or,
*	For any transaction from which the director derived an improper personal benefit.

In addition, our bylaws provide for the indemnification of officers, directors and third parties acting on our behalf, to the fullest extent permitted by Nevada General Corporation Law, if our board of directors authorizes the proceeding for which such person is seeking indemnification (other than proceedings that are brought to enforce the indemnification provisions pursuant to the bylaws).

These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. No pending material litigation or proceeding involving our directors, executive officers, employees or other agents as to which indemnification is being sought exists, and we are not aware of any pending or threatened material litigation that may result in claims for indemnification by any of our directors or executive officers.

We have been advised that, in the opinion of the SEC, indemnification for liabilities arising under federal securities laws is against public policy as expressed in the Securities Act of 1933, as amended (the “Securities Act”), and is, therefore, unenforceable. In the event that a claim for indemnification for liabilities arising under federal securities laws, other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by a director, officer or controlling person in connection with the securities being registered, we will (unless in the opinion of our counsel, the matter has been settled by controlling precedent) submit to a court of appropriate jurisdiction, the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue. The legal process relating to this matter if it were to occur is likely to be very costly and may result in us receiving negative publicity, either of which factors is likely to materially reduce the market and price for our shares, if such a market ever develops.

R M DIVERSIFIED, INC.
 (a development stage company)

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
R M Diversified, Inc.
(A Development Stage Company)

We have audited the accompanying balance sheet of R M Diversified, Inc. (A Development Stage Company) as of December 15, 2014, and the related statements of operations, stockholder’s equity and cash flows for the period from inception on December 4, 2014, through December 15, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R M Diversified, Inc.  (A Development Stage Company) as of December 15, 2014, and the related statements of operations, stockholder’s equity and cash flows for the period described above  in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has an accumulated deficit of $835 and no current source of revenue, which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

http://www.mkacpas.com
Houston, Texas
January 14, 2015

R M DIVERSIFIED, INC.
(a development stage company)
BALANCE SHEET
December 15, 2014

ASSETS
Current assets:
Cash	$8,800
Prepaid Rent Expense	1,100

Total assets	$9,900

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$735

Total liabilities	735

Stockholders' equity:
Preferred stock, $0.001 par value; 100,000 shares authorized, 0 shares issued	0
Common stock, $0.001 par value; 74,000,000 shares authorized, 10,000,000 shares issued and outstanding	10,000
Additional paid in capital	0
Deficit accumulated during development stage	(835)
Total stockholders' equity	9,165

Total liabilities and stockholders' equity	$9,900

The accompanying notes are an integral part of these financial statements

R M DIVERSIFIED, INC.
 (a development stage company)
STATEMENT OF OPERATIONS
For the Period from December 4, 2014 (date of inception) through December 15, 2014

OPERATING EXPENSES:
Selling, general and administrative expenses	$835
Total operating expenses	835

Loss from operations	(835)

OTHER EXPENSE

Net loss before provision of income tax	(835)
Income taxes

Net loss	$(835)

Net loss per common share, basic and diluted	$(.00)

Weighted average number of common shares outstanding, basic and diluted	10,000,000

The accompanying notes are an integral part of these financial statements

R M DIVERSIFIED, INC.
 (a development stage company)
STATEMENT OF STOCKHOLDERS' EQUITY
For the Period from December 4, 2014 (date of inception) through December 15, 2014

	COMMON STOCK		ADDITONAL PAID IN CAPITAL	DEFILIT ACCUMULATED DURING DEVELOPMENT STAGE	TOTAL STOCK HOLDER’S EQUITY
	SHARES	AMOUNT
December 4, 2014 (inception)	-	$-	-	$-	$-
Founder shares for cash	10,000,000	10,000	-	-	10,000
Loss	-	-	-	835	835
Balance December 15, 2014	10,000,000	$10,000	-	$(835)	$9,165

The accompanying notes are an integral part of these financial statements

R M DIVERSIFIED, INC.
(a development stage company)
STATEMENT OF CASH FLOWS
For the Period from December 4, 2014 (date of inception) through December 15, 2014

CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(835)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expenses	(1,100)
Accounts payable and accrued expenses	735
Net cash used in operating activities	(1,200)

CASH FLOWS FROM INVESTING ACTIVITIES:

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of common stock	10,000

Net cash provided by financing activities	10,000

Net increase in cash	-
Cash, beginning of period	-

Cash, end of period	$8,800

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION	-

Interest paid	$-
Income taxes paid	$-

The accompanying notes are an integral part of these financial statements

R M DIVERSIFIED, INC.
 (a development stage company)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 15, 2014

Note 1 – Nature of Business and Significant Accounting Policies

Nature of Business
December 15, 2014 R M Diversified, Inc.(“the Company”, “RMD”) was incorporated in the state of Nevada on December 4, 2014 (“Inception”). The Company was formed to engage in general real estate construction, The Company’s services range from homebuilder, industrial building and community development in California, Nevada and Wyoming.  The Company focuses on the development and construction of airplane owner communities, which are airplane-restricted or airplane-targeted to individuals or companies that own airplanes. The Company will market its general construction services through traditional sales methods.

These statements reflect all adjustments, consisting of normal recurring adjustments, which in the opinion of management are necessary for fair presentation of the information contained therein.

Development Stage Company
The Company is currently considered a development stage company as defined by FASB ASC 915-10-05. As a development stage enterprise, the Company discloses the deficit accumulated during the development stage and the cumulative statements of operations and cash flows from inception to the current balance sheet date. An entity remains in the development stage until such time as, among other factors, revenues have been realized. To date, the development stage of the Company’s operations consists of developing the business model and marketing concepts.

The Company has adopted a fiscal year-end of December 15.

Use of Estimates
The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents
We maintain cash balances in non-interest-bearing accounts, which do not currently exceed federally insured limits. For the purpose of the statements of cash flows, all highly liquid investments with an original maturity of three months or less are considered to be cash equivalents. There were no cash equivalents at December 15, 2014.

Fair Value of Financial Instruments
Under FASB ASC 820-10-05, the Financial Accounting Standards Board establishes a framework for measuring fair value in generally accepted accounting principles and expands disclosures about fair value measurements. This Statement reaffirms that fair value is the relevant measurement attribute. The adoption of this standard did not have a material effect on the Company’s financial statements as reflected herein. The carrying amounts of cash, prepaid expenses and accrued expenses reported on the balance sheet are estimated by management to approximate fair value primarily due to the short term nature of the instruments. The Company had no items that required fair value measurement on a recurring basis.

Basic and Diluted Loss Per Share
The basic net loss per common share is computed by dividing the net loss by the weighted average number of common shares outstanding. Diluted net loss per common share is computed by dividing the net loss adjusted on an “as if converted” basis, by the weighted average number of common shares outstanding plus potential dilutive securities. For the periods presented, there were no outstanding potential common stock equivalents and therefore basic and diluted earnings per share result in the same figure.

Stock-Based Compensation
The Company adopted FASB guidance on stock based compensation upon inception at December 4, 2014. Under FASB ASC 718-10-30-2, all share-based payments to employees, including grants of employee stock options, to be recognized in the income statement based on their fair values. Pro forma disclosure is no longer an alternative. The Company has not had any stock and stock options issued for services and compensation for period from December 4, 2014(inception) December 15, 2014.

R M DIVERSIFIED, INC.
(A Development Stage Company)
Notes to Financial Statements

Revenue Recognition
We believe our most critical accounting policy is revenue recognition from long-term construction contracts for which we use the percentage-of-completion method of accounting. Percentage-of-completion accounting is the prescribed method of accounting for long-term contracts in accordance with Accounting Standards Codification (“ASC”) Topic 605-35, “Revenue Recognition-Construction-Type and Production-Type Contracts”, and, accordingly, is the method used for revenue recognition within our industry. Percentage-of-completion is measured principally by the percentage of costs incurred to date for each contract to the estimated total costs for such contract at completion. Pre-contract costs from our construction projects are generally expensed as incurred. Application of percentage-of-completion accounting results in the recognition of costs and estimated earnings in excess of billings on uncompleted contracts in our Consolidated Balance Sheets. Costs and estimated earnings in excess of billings on uncompleted contracts reflected in the Consolidated Balance Sheets arise when revenues have been recognized but the amounts cannot be billed under the terms of contracts. Such amounts are recoverable from customers based upon various measures of performance, including achievement of certain milestones, completion of specified units or completion of a contract.
Costs and estimated earnings in excess of billings on uncompleted contracts also include amounts we seek or will seek to collect from customers or others for errors or changes in contract specifications or design, contract change orders in dispute or unapproved as to both scope and price or other customer-related causes of unanticipated additional contract costs (claims and unapproved change orders). Such amounts are recorded at estimated net realizable value and take into account factors that may affect our ability to bill unbilled revenues and collect amounts after billing. The profit associated with claim amounts is not recognized until the claim has been settled and payment has been received. Due to uncertainties inherent in estimates employed in applying percentage-of-completion accounting, estimates may be revised as project work progresses. Application of percentage-of-completion accounting requires that the impact of revised estimates be reported prospectively in the consolidated financial statements. In addition to revenue recognition for long-term construction contracts, we recognize revenues from the performance of services for maintenance, repair and retrofit work consistent with the performance of the services, which are generally on a pro-rata basis over the life of the contractual arrangement. Expenses related to all services arrangements are recognized as incurred.
Advertising and Promotion
All costs associated with advertising and promoting services are expensed as incurred. There were no advertising or promotional expenses during the period from December 4, 2014 (inception) to December 15, 2014.

Website Development Costs
The Company accounts for website development costs in accordance with ASC 350-50, “Accounting for Website Development Costs” (“ASC 350-50”), wherein website development costs are segregated into three activities:

1) Initial stage (planning), whereby the related costs are expensed.

2) Development (web application, infrastructure, graphics), whereby the related costs are capitalized and amortized once the website is ready for use. Costs for development content of the website may be expensed or capitalized depending on the circumstances of the expenditures.

3) Post-implementation (after site is up and running: security, training, admin), whereby the related costs are expensed as incurred. Upgrades are usually expensed, unless they add additional functionality.

There have been no website development costs from inception through the date of this report.

Income Taxes
Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. A valuation allowance is provided for significant deferred tax assets when it is more likely than not, that such asset will not be recovered through future operations.

Uncertain Tax Positions
In accordance with ASC 740, “Income Taxes” (“ASC 740”), the Company recognizes the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be capable of withstanding examination by the taxing authorities based on the technical merits of the position. These standards prescribe a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. These standards also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition.

Various taxing authorities periodically audit the Company’s income tax returns. These audits include questions regarding the Company’s tax filing positions, including the timing and amount of deductions and the allocation of income to various tax jurisdictions. In evaluating the exposures connected with these various tax filing positions, including state and local taxes, the Company records allowances for probable exposures. A number of years may elapse before a particular matter, for which an allowance has been established, is audited and fully resolved. The Company has not yet undergone an examination by any taxing authorities.

The assessment of the Company’s tax position relies on the judgment of management to estimate the exposures associated with the Company’s various filing positions.

R M DIVERSIFIED, INC.
(A Development Stage Company)
Notes to Financial Statements

Recently Issued Accounting Pronouncements
In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities". The amendments in this update remove the definition of a development stage entity from the Master Glossary of the ASC thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP. In addition, the amendments eliminate the requirements for development stage entities to (1) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (2) label the financial statements as those of a development stage entity, (3) disclose a description of the development stage activities in which the entity is engaged, and (4) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments in this update are applied retrospectively. The adoption of ASU 2014-10 removed the development stage entity financial reporting requirements from the Company.

In July 2013, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2013-11: Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists. The new guidance requires that unrecognized tax benefits be presented on a net basis with the deferred tax assets for such carryforwards. This new guidance is effective for fiscal years and interim periods within those years beginning after December 15, 2013. The adoption of ASU 2013-11 is not expected to have a material impact on our financial position or results of operations.

In February 2013, FASB issued ASU No. 2013-02, Comprehensive Income (Topic 220): Reporting of Amounts Reclassified Out of Accumulated Other Comprehensive Income, to improve the transparency of reporting these reclassifications. Other comprehensive income includes gains and losses that are initially excluded from net income for an accounting period. Those gains and losses are later reclassified out of accumulated other comprehensive income into net income. The amendments in the ASU do not change the current requirements for reporting net income or other comprehensive income in financial statements. All of the information that this ASU requires already is required to be disclosed elsewhere in the financial statements under U.S. GAAP. The new amendments will require an organization to:

- Present (either on the face of the statement where net income is presented or in the notes) the effects on the line items of net income of significant amounts reclassified out of accumulated other comprehensive income - but only if the item reclassified is required under U.S. GAAP to be reclassified to net income in its entirety in the same reporting period; and
- Cross-reference to other disclosures currently required under U.S. GAAP for other reclassification items (that are not required under U.S. GAAP) to be reclassified directly to net income in their entirety in the same reporting period. This would be the case when a portion of the amount reclassified out of accumulated other comprehensive income is initially transferred to a balance sheet account (e.g., inventory for pension-related amounts) instead of directly to income or expense.
The amendments apply to all public and private companies that report items of other comprehensive income. Public companies are required to comply with these amendments for all reporting periods (interim and annual). The amendments are effective for reporting periods beginning after December 15, 2012, for public companies. Early adoption is permitted. The adoption of ASU No. 2013-02 did not have a material impact on our financial position or results of operations.

In January 2013, the FASB issued ASU No. 2013-01, Balance Sheet (Topic 210): Clarifying the Scope of Disclosures about Offsetting Assets and Liabilities, which clarifies which instruments and transactions are subject to the offsetting disclosure requirements originally established by ASU 2011-11. The new ASU addresses preparer concerns that the scope of the disclosure requirements under ASU 2011-11 was overly broad and imposed unintended costs that were not commensurate with estimated benefits to financial statement users. In choosing to narrow the scope of the offsetting disclosures, the Board determined that it could make them more operable and cost effective for preparers while still giving financial statement users sufficient information to analyze the most significant presentation differences between financial statements prepared in accordance with U.S. GAAP and those prepared under IFRSs. Like ASU 2011-11, the amendments in this update will be effective for fiscal periods beginning on, or after January 1, 2013. The adoption of ASU 2013-01 did not have a material impact on our financial position or results of operations.

In October 2012, the FASB issued ASU 2012-04, “Technical Corrections and Improvements” in Accounting Standards Update No. 2012-04. The amendments in this update cover a wide range of Topics in the Accounting Standards Codification. These amendments include technical corrections and improvements to the Accounting Standards Codification and conforming amendments related to fair value measurements. The amendments in this update will be effective for fiscal periods beginning after December 15, 2012. The adoption of ASU 2012-04 did not have a material impact on our financial position or results of operations.

In August 2012, the FASB issued ASU 2012-03, “Technical Amendments and Corrections to SEC Sections: Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin (SAB) No. 114, Technical Amendments Pursuant to SEC Release No. 33-9250, and Corrections Related to FASB Accounting Standards Update 2010-22 (SEC Update)” in Accounting Standards Update No. 2012-03. This update amends various SEC paragraphs pursuant to the issuance of SAB No. 114. The adoption of ASU 2012-03 did not have a material impact on our financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, “Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment” in Accounting Standards Update No. 2012-02. This update amends ASU 2011-08, Intangibles – Goodwill and Other (Topic 350): Testing Indefinite-Lived Intangible Assets for Impairment and permits an entity first to assess qualitative factors to determine whether it is more likely than not that an indefinite-lived intangible asset is impaired as a basis for determining whether it is necessary to perform the quantitative impairment test in accordance with Subtopic 350-30, Intangibles - Goodwill and Other - General Intangibles Other than Goodwill. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted, including for annual and interim impairment tests performed as of a date before July 27, 2012, if a public entity’s financial statements for the most recent annual or interim period have not yet been issued or, for nonpublic entities, have not yet been made available for issuance. The adoption of ASU 2012-02 did not have a material impact on our financial position or results of operations.

The Company has implemented all new accounting pronouncements that might have a material impact on its financial statements.

R M DIVERSIFIED, INC.
 (A Development Stage Company)
Notes to Financial Statements

Note 2 – Going Concern

As shown in the accompanying financial statements, the Company has no revenues, incurred net losses from operations resulting in an accumulated deficit of $835 as of December 15, 2014. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management is actively pursuing its business plan in an effort to begin to realize revenues. In addition, the Company is currently seeking additional sources of capital to fund short term operations. The Company, however, is dependent upon its ability to secure equity and/or debt financing and there are no assurances that the Company will be successful, therefore, without sufficient financing it would be unlikely for the Company to continue as a going concern.

The financial statements do not include any adjustments that might result from the outcome of any uncertainty as to the Company’s ability to continue as a going concern. The financial statements also do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classifications of liabilities that might be necessary should the Company be unable to continue as a going concern.

Note 3 – Related Party

On December 4, 2014, the Company sold 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000 from the Company’s founder and CEO, of which $10,000 was received in December 10, 2014.

1.  December 15, 2014R M Diversified, Inc. has a one year lease agreement for a small office (10 feet by 12 feet) for $1,200 a year with MKT Community Development Corp. The sole officer and director of MKT Community Development Corp is Bret Mosher the President of R M Diversified, Inc.

Note 4 – Fair Value of Financial Instruments

The Company adopted FASB ASC 820-10 upon inception at December 4, 2014. Under FASB ASC 820-10-5, fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under GAAP, certain assets and liabilities must be measured at fair value, and FASB ASC 820-10-50 details the disclosures that are required for items measured at fair value.

The Company doesn’t have any financial instruments that must be measured under the new fair value standard. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect our assumptions about the assumptions that market participants would use in pricing the asset or liability.

R M DIVERSIFIED, INC.
 (A Development Stage Company)
Notes to Financial Statements

Note 5 – Stockholder’s Equity

On December 4, 2014, the founder of the Company established 74,000,000 authorized shares of $0.001 par value common stock. Additionally, the Company’s founder established 100,000 authorized shares of $0.001 par value preferred stock.

Common Stock
On December 4, 2014, the Company sold 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000 from the Company’s founder and CEO, of which $10,000 was received in December 10, 2014.

Note 6 – Income Taxes

The Company accounts for income taxes under FASB ASC 740-10, which requires use of the liability method. FASB ASC 740-10-25 provides that deferred tax assets and liabilities are recorded based on the differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes, referred to as temporary differences.

For the fiscal year ended December 15, 2014, the Company incurred a net operating loss and, accordingly, no provision for income taxes has been recorded. In addition, no benefit for income taxes has been recorded due to the uncertainty of the realization of any tax assets. At December 15, 2014, the Company had approximately $835 of federal net operating losses. The net operating loss carry forwards, if not utilized, will begin to expire in 2034.

R M DIVERSIFIED, INC.
 (A Development Stage Company)
Notes to Financial Statements

The components of the Company’s deferred tax asset are as follows:

December 15,
2014
Deferred tax assets:
Net operating loss carry forwards	$835

Net deferred tax assets before valuation allowance	$292
Less: Valuation allowance	(292)
Net deferred tax assets	$-

Based on the available objective evidence, including the Company’s history of its loss, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company provided for a full valuation allowance against its net deferred tax assets at December 15, 2014, respectively.

A reconciliation between the amounts of income tax benefit determined by applying the applicable U.S. and State statutory income tax rate to pre-tax loss is as follows:

December 15,
2014

Federal and state statutory rate	35%
Change in valuation allowance on deferred tax assets	(35%)

In accordance with FASB ASC 740, the Company has evaluated its tax positions and determined there are no uncertain tax positions.

Note 7 – Subsequent Events

There were no reported subsequent events through January 14, 2015 the date the financial statements were issued.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

1.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The expenses to be paid by us in connection with the securities being registered are as follows:

Audit and Accounting Fees and Expenses*	$6,300
Legal Fees and Expenses*	2,500
Transfer Agent Expenses*	1,200
Total	$10,000
* Estimated amount

2.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

Article IX of our permit us to indemnify our officers and directors and certain other persons against expenses in defense of a suit to which they are parties by reason of such office, so long as the persons conducted themselves in good faith and the persons reasonably believed that their conduct was in our best interests or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful.

Indemnification is not permitted in connection with a proceeding by us or in our right in which the officer or director was adjudged liable to us or in connection with any other proceeding charging that the officer or director derived an improper personal benefit, whether or not involving action in an official capacity.

3.  RECENT SALES OF UNREGISTERED SECURITIES

ISSUANCE TO FOUNDERS

On December 4, the Company issued 10,000,000 founder’s shares at the par value of $0.001 in exchange for proceeds of $10,000, of which $10,000 was received in December 10, 2014.

These shares were issued pursuant to Section 4(2) of the Securities Act. The Ten Million (10,000,000) shares of common stock are restricted shares as defined in the Securities Act. These issuances were made to Bret Mosher, the founder of the Company, who is a sophisticated individual. Since our inception, the founders are in a position of access to relevant and material information regarding our operations.

4.  EXHIBITS

The following exhibits are included as part of this Form S-1:

Exhibit No.	Description
3.1	Articles of Incorporation *
3.2	Bylaws *
4.1	Form of Stock Certificate (to be filed by amendment)
4.2	Form of Subscription Agreement*
5.1	Legal Opinion of Dennis Brovarone: legality of the shares being registered,*
10.1	Loan Commitment and Promissory Note
23.1	Consent of M&K CPAS, PLLC,
23.2	Consent of Dennis Brovarone (included in Exhibit 5.1)*
* Previously filed on January 16, 2015

5.  UNDERTAKINGS.

The undersigned Registrant hereby undertakes to:

(a) file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (Sec. 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) that, for the purpose of determining any liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) to file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(d) that insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registration of expenses incurred or paid by a director, officer or controlling person to the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(e) that, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(f) that, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) any preliminary prospectus or prospectus of the Registrant relating to the offering filed pursuant to Rule 424;

(ii) any free writing prospectus relating to the offering prepared by or on behalf of the Registrant or used or referred to by the Registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned; thereunto duly authorized, in Los Angeles, California, on this 14th, day of April 2015.

R M DIVERSIFIED, INC.

By: /s/ Bret Mosher
Bret Mosher
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ / Bret Mosher	President, Chief Executive Officer and Director (Principal Executive Officer)	April 14, 2015
Bret Mosher	Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Brian Rugley	Secretary, Director	April 14, 2015
Brian Bugley